[DESCRIPTION] SB-2 Registration Statement, Fourth Amendment

                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 4TH AMENDMENT
                              File No. 333-32260

                         UPTOWN RESTAURANT GROUP, INC.
               (Name of small business issuer in its charter)

        COLORADO                                    65-0835444
   (State or jurisdiction  (Primary Standard    (I.R.S. Employer
     incorporation or         Industrial       Identification No.)
      Organization)       Classification Code
                                Number)

     955 E. Javelina Ave., Ste. 114, Mesa, AZ 85204; (480) 503-3363
     (Address and telephone number of principal executive offices)

           955 E. Javelina Ave., Ste. 114, Mesa, AZ 85204
(Address of principal place of business or intended principal place of business)

R. Michael Jackson, 165 S. Union Blvd., # 705, Lakewood, CO 80228; (303)969-0808 (Name, Address and Telephone Number of Agent for Service of Process)

Approximate date of proposed sale to the public:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE

Title of each   Aggregate    Proposed    Proposed
class of        amount of    maximum     maximum
securities      shares to be offering    aggregate   Amount of
to be           registered   price per   offering    registration
registered                   Unit        price       fee


No Par Value   up to         $0.75       $6,090,595.50  $1,607.92
Common Stock   8,120,794     (estimate)

             PART I - INFORMATION REQUIRED IN PROSPECTUS

                     Uptown Restaurant Group, Inc.
                        A Colorado corporation

                Up to 8,120,794 Shares of Common Stock
                             No Par Value

     This is an offering of shares of common stock of Uptown Restaurant Group, Inc., by selling shareholders. Uptown will not receive any of the proceeds from the sale of the shares by the selling shareholders. Uptown's common stock is currently traded on the "pink sheets" under the symbol "UTRG."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Investing in the common stock involves risk. Your should purchase shares only if you can afford a complete loss.

                    See "Risk Factors" beginning on page __.

                           Dated: __________, 2000

                             TABLE OF CONTENTS


                                                  Page
Summary.....................................................
Risk Factors................................................
Use of Proceeds.............................................
Selling Security Holders....................................
Plan of Distribution........................................
Legal Proceedings...........................................
Directors and Executive Officers,
     Promoters and Control Persons..........................
Security Ownership of Certain
     Beneficial Owners and Management.......................
Description of Securities...................................
Commission Position on Indemification
     for Securities Act Liabilities.........................
Description of Business.....................................
Management's Discussion and Analysis
     or Plan of Operation...................................
Certain Relationships and Related
     Transactions...........................................
Market for Common Equity and Related
     Stockholder Matters....................................
Executive Compensation......................................
Legal Matters...............................................
Experts.....................................................
Where You Can Find More Information.........................
Financial Statements........................................

     You should rely on the information contained in this prospectus. Uptown has not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus may be accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                 Summary

     The Offering.

Estimated common stock offered by selling shareholders
upon exercise of up to 6,970,000 shares of common stock
upon exercise of common stock purchase warrants..................  6,970,000

Common stock offered by previous owners of NYB Foods stock.......    505,794

Common stock offered by 1 Potato 2, Inc.
and Robert Blessing..............................................    400,000

Common stock offered by selling shareholders upon
conversion of indebtedness for common shares.....................    245,000

Estimated common stock outstanding after the Offering............ 26,836,313
_________________

     Uptown issued 3,485,000 common stock purchase warrants to investors and other persons who arranged the transaction and agreed that the number of shares of common stock underlying the warrants which the warrantholders can acquire may be increased under certain circumstances. Because of the potential increase in the number of share that may be issued, we agreed to include twice the number of shares underlying the warrants, or a total of 6,970,000 shares, in this prospectus in case the number they are able to acquire increases. Even though up to an additional 6,970,000 shares of common stock underlying the warrants are being registered, we may never issue them and, even if issued, the holders may never sell them under this prospectus.

     Plan of Distribution.

     Uptown is registering the shares on behalf of the selling shareholders, each of whom may offer his or her shares of common stock for sale under this prospectus at the prices then prevailing on the "pink sheets" or otherwise in the over-the-counter market. Each selling shareholder may sell the shares of common stock in isolated transactions, at negotiated prices, with institutional or other investors. We will bear the costs, expenses and fees of the registration of the shares offered by this prospectus. The selling shareholders will bear the brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

                                Risk Factors

     An investment in Uptown's common stock involves a high degree of risk, including those risks discussed below. You should carefully consider these risk factors along with all the other information contained in this prospectus before you decide to purchase shares of our common stock. If any of these risks actually occur, our business, financial condition and operating results could be adversely affected. If that happens, the trading price of our common stock could decline, and you could lose part or all of your investment.

     Uptown has Experienced Losses in Two of the Last Three Years and Our Future Profitability Depends on Management's Ability to Generate Sufficient Revenues to Offset Our Costs.

     For the fiscal year ended December 31, 1998, we had a net loss of $1,282,682, a net loss of $340,364 for fiscal year 1997, and we recorded a gain of $87,715 in fiscal year 1999. In the 1998 financial statements, our accountants stated that, since Uptown had experienced significant net losses since its inception, had been unable to generate positive cumulative cash flows from operations, and had a significant working capital deficiency, they had substantial doubt about our ability to continue as a going concern. In addition, in 1999 we closed all our Wrapsters restaurants. Our future financial results will depend on, among other things, our ability to generate a level of revenues sufficient to offset our cost structure and our ability to reduce our operating costs. We cannot assure you that we will significantly increase our revenues or become profitable.

     Failure to Raise $350,000 Additional Capital for the Payment of Short-Term Debt and Other Capital Needs May Result in Costly Litigation and/or Loss of Assets.

     In addition to our other outstanding obligations, we owe a total of $130,000 to four shareholders, and are liable on real estate and equipment leases for an additonal $220,000. The shareholder loans mature in 2001 and require interest-only payments semi-annually at the rate of 10%. The leases are currently in default since our previous management closed all the Wrapsters restaurants that had been operated in those locations, and the equipment leases have not been paid since December of 1999. We currently do not generate sufficient proceeds to repay these loans or to settle the lease liabilities, but we are working to resolve these conditions. If we cannot reach a satisfactory settlement of any of these loans or leases, we may be forced to sell some or all of our assets, to relinquish control of Uptown, or to renegotiate terms of our outstanding obligations on terms less favorable to us. Any event of that nature is likely to have material adverse effects. In addition, we may continue to have substantial capital needs that cannot be funded completely from operations. As a result, we may be required to raise additional capital through equity or debt financing. Those sources of financing, if available, may include bank financing, third party equity investors, capital leases, private limited partnerships, joint venture financing and sale leaseback arrangements. None of our lenders is under any obligation to make additional advances to us, nor are they under any obligation to approve any financing arrangement that we may negotiate. Further, we have no source of additional financing other than the maximum $1,219,750 we may receive upon the exercise of the common stock purchase warrants on the date of this prospectus. Consequently, we cannot assure you that any additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we cannot obtain additional financing, our business operations and financial results will suffer.

     Diversion of Management's Time and Attention from Business Operations to the Acquisition of Complementary Businesses May Detrimentally Affect Our Profitability.

     Evaluating the feasibility of acquiring complementary businesses involves a considerable amount of time and attention. Uptown does not have employees who can dedicate their full time to this endeavor, and therefore its directors, and especially its President, Robert Palmer, must perform this function. Diverting the time and attention of management away from the day-to-day operations of Uptown and its subsidiaries for purposes of identifying and evaluating prospective acquisition candidates could have a detrimental effect on the profitability of our businesses.

     Acquiring New Businesses May Increase Our Overhead and Disrupt Our Operations in Assimilating New Operations, Technologies, Products and Personnel.

     Should Uptown acquire a complementary business through merger or acquisition, we will face many difficulties in assimilating the operations of the new company into our own. We may be required to move the corporate offices of the acquired company into our own, making more office space, clerical personnel and phone lines necessary, and increasing our overhead. On the other hand, if consolidating operations is not feasible, managing operations from another location could be difficult and expensive. Also, internal accounting and operational procedures may differ from our own and may require changing, taking time and possibly causing disruption in the business.

     Acquiring Businesses in New Markets in Which We Have No or Limited Experience May Make Strategic Decision-Making Difficult, or Require the Expenditure of Extra Funds for Expert Advice, and Therefore May Disrupt Operations and Divert Cash Flow.

     Our Management's experience is relatively broad, but not all-encompassing. Should Uptown acquire or merge with a business, the market for which is not familiar to our key personnel, we may be faced with strategic business decisions dealing with market factors with which we are not familiar. In the alternative, in order to be fully informed, we may be required to retain the acquired company's key personnel or outside experts, at a cost to Uptown. Any such actions could disrupt Uptown's on-going operations and divert cash flow.

     The Resignation, Retirement or Death of Any of Our Current Management Would Disrupt Operations and Negatively Affect Our Profitability.

     Robert D. Palmer, Jr., is our chief executive officer and the remaining directors are all important to our operations. We are heavily dependent upon the expertise and experience of these officers and directors. If any of them were to resign, we cannot assure you that we would be able to replace them, and our inability to do so could materially adversely affect our business.

     Default Under Real Estate and Equipment Leases May Result in Costly Litigation and Loss of Significant Assets.

     Uptown is in default under the terms of two real estate leases, and four equipment leases which were entered into while we were operating Wrapsters restaurants. Should we be unable to negotiate acceptable settlements, Uptown could be sued for the amounts due, in the approximate amount of $220,000. We no longer operate restaurants in the real estate which the leases cover, so we do not face eviction, and the cash registers covered by the equipment leases are not currently being used, so we can return the property without it affecting our business. However, if these lease creditors pursue collection to judgment, Uptown will be faced with paying these substantial amounts or losing assets to garnishment or post-judgment execution sale.

     This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by words like "expects," "intends," "believes," "anticipates," "estimates," "may," "could," "should," "would," "will," "plans," "hopes" and similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements due to certain factors, including those described in "Risk Factors" and in other places in this prospectus.

                              Use of Proceeds

     We will not receive any proceeds from the sales by the selling shareholders of the shares of common stock sold pursuant to this prospectus. However, if the holders of the common stock purchase warrants exercise all of their outstanding warrants, we may receive up to a maximum of $1,219,750 upon their exercise at the maximum exercise price of $0.35 per share, and we will issue up to 6,970,000 shares to these shareholders. Since the warrantholders have an option to exercise their warrants in a cashless transaction, we cannot assure you that we will receive any of these funds.

     We intend to use the net proceeds from the exercise of the warrants, if any, to develop new franchisees, to evaluate opportunities to acquire new restaurant concepts, to pay certain indebtedness, and for working capital.

                                  Selling Security Holders

     This prospectus covers the resale of shares by the selling shareholders. The selling shareholders have obtained or will obtain the shares of common stock offered for resale under this prospectus:

     *  by exercising warrants we issued,
     * by exchanging shares of common stock of NYB Foods, Inc., for our common stock shares in a merger with one of our subsidiaries,
     * by exchanging a promissory note or other indebtedness owed by us for shares of our common stock,or
     * by exchanging assets previously owned by 1 Potato 2, Inc., a Minnesota corporation, for shares of our common stock in an asset purchase transaction with one of our subsidiaries.

     All 8,120,794 shares of Uptown's no par value common stock being offered by this prospectus are being offered by the following individuals, who are security holders of Uptown:
________________________________________________________________________________

                       Position, Office     Amount of
                       Held or Relationship Securities   Amount to    Amount
Name                   with Uptown          Owned Before be Offered   After
                                            Offering                  Offering
________________________________________________________________________________

Gary F. Palmer         Employee & brother   765,306      356,193      409,113
                       of President         Common       Common       1.52%

Mary Jo DiVito         None                 306,122      142,477      163,645
                                            Common       Common

Hank Rabin             Area Development     15,306       7,124        8,182
                       Agent, Reno, NV      Common       Common

David Metz             None                 125,000      125,000      0
                                            Common       Common

Brand Resources, Inc.  None                 75,000       75,000       0
                                            Common       Common

design kontractors, inc. None               45,000       45,000       0
                                            Common       Common

1 Potato 2, Inc.       None                 540,000      360,000      180,000
                                            Common       Common

Robert Blessing        None                 60,000       40,000       20,000
                                            Common       Common

Mohamed Ghaus          None                 3,144,000    up to        0
Khalisa                                     warrants     6,288,000
                                                         Common on
                                                         exercise of
                                                         warrants

DSF Capital, Inc.      None                 161,000      up to        0
                                            warrants     322,000
                                                         Common on
                                                         exercise of
                                                         warrants

Bicoastal Assocs.      None                 100,000      up to        0
Corp.                                       warrants     200,000
                                                         Common on
                                                         exercise of
                                                         warrants

Man Chu Chow           None                 30,000       up to        0
                                            warrants     60,000
                                                         Common on
                                                         exercise of
                                                         warrants

Pacific Basin LLC      None                 50,000       up to        0
                                            warrants     100,000
                                                         Common on
                                                         exercise of
                                                         warrants
________________________________________________________________________________

                             Plan of Distribution

     Uptown is registering the shares on behalf of the selling shareholders, including donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. We will update the registration statement by a post-effective amendment to identify donees and pledgees as they become known. When a donee or pledgee is selling shares of our common stock, we will file a supplement to this prospectus disclosing the names of such selling donees and pledgees. The holders of common stock purchase warrants, when and if they exercise their warrants, may, from time to time, offer the underlying shares of common stock for sale under this prospectus at the prices then prevailing on the "pink sheets", or otherwise in the over-the-counter market. Each selling shareholder also may sell his or her shares of common stock in isolated transactions, at negotiated prices, with institutional or other investors. The selling shareholders have not informed us that they have entered into any agreements, understandings or arrangements with any underwriters regarding the sale of their securities, nor is there an underwriter acting in connection with the proposed sale of shares by the selling shareholders. However, each selling shareholder has indicated that sales may be effected for each selling shareholder through his personal broker. We will update the registration statement by a post-effective amendment to identify when broker-dealers are engaged in the selling effort. If all common stock purchase warrants are exercised, up to 6,970,000 shares of common stock underlying the warrants will be offered by this prospectus in addition to the other common shares being offered by other selling shareholders.

     We will bear the costs, expense and fees of the registration of the shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of shares. To the extent required, Uptown will disclose in a prospectus supplement the names of any agent or broker-dealer, applicable commissions or discounts, and any other required information about any particular offer. The selling shareholders will pay commission expenses and brokerage fees, if any.

     The shares of the common stock offered by the selling shareholders may be sold under this prospectus by one or more of the following methods, without limitation:

     * a block trade on which the broker-dealer so engaged will attempt to sell the shares of the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction,
     * purchases by the broker-dealer as principal and resale by that broker-dealer for its account under this prospectus,
     * ordinary brokerage transactions and transactions in which the broker solicits purchases, or
     * face-to-face transactions between the selling shareholder and purchasers without a broker-dealer.

     These transactions may be effected at market prices prevailing at the time of sale or at negotiated prices. In effecting sales, a broker-dealer engaged by the selling shareholder may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately before sale. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales.

     Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of the common stock through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to the prospectus, if required, under Rule 424(c) under the Securities Act, disclosing:

     * the name of each broker-dealer,
     * the number of shares involved,
     * the price at which such shares were sold,
     * the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and
     * other facts material to the transaction.

     Some of the shares of common stock being offered by this prospectus may be sold under Rule 144 under the Securities Act. Each of the selling shareholders has advised us that, as his shares become eligible for sale under Rule 144, he may, as an alternative to use of this prospectus, sell his shares under Rule 144.

     Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, we will advise them of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, must deliver a copy of this prospectus for any sale by the selling shareholder of shares of the common stock covered by this prospectus. We will also undertake, if, in our future opinion, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the selling shareholders of this opinion, to request that the selling shareholders stop using this prospectus, and to confirm our then intention to amend the registration statement containing this prospectus to effect that compliance. We will also advise each of the selling shareholders that, if it is determined that he is an "underwriter," the selling shareholder may be found liable for monetary damages to purchasers under Section 11, 12(2) and 15 of the Securities Act if there are any defects in the registration statement, such as material misstatements or omissions, and also may be found liable under Section 10(b) of the Exchange Act and Rule 10b-5 for such material misstatements or omissions, if any.

     We and our officers and directors, and the selling shareholders, are obligated to take all steps as may be necessary to ensure that the offer and sale by the selling shareholder of the common stock offered by this prospectus shall comply with the requirements of the federal securities laws, including Regulation M. In general, Regulation M prohibits any selling shareholder or a broker-dealer acting for such selling shareholder from, directly or indirectly, bidding for or purchasing any shares of the common stock or attempting to induce any person to bid for or to purchase shares of the common stock during a restricted period, as defined in Rule 100, which ends when he has completed his participation in the offering made under this prospectus. Rule 102 provides certain exceptions for the selling shareholder, including exercising a common stock purchase warrant.

                            Legal Proceedings

     Other than what is listed below, there are currently no pending legal proceedings, either material or ordinary, routine litigation incidental to the business, to which Uptown or any of our subsidiaries is a party. Uptown is not a party to any proceedings instituted by a governmental authority, and none are known to be contemplated by government authorities.

     Real Estate Leases.

     We previously owned "Wrapsters" restaurants which were located in the Abernathy Square shopping center in Atlanta, Georgia, and the Greenbrier shopping center in Virginia. Prior management closed the restaurants, and the landlords are requesting payment under the leases. Although legal proceedings have been commenced, and we believe reasonable and favorable settlements can be reached, we nevertheless face the potential of having judgments entered against us in excess of $175,000.00, representing the rent payments due under the remainder of the leases.

     Equipment Leases.

     Prior management signed five year leases for computerized cash register equipment for four Wrapsters restaurants. Since those restaurants were closed, the equipment is not currently being used, and no payments have been made on the leases since December, 1999. The lessor has declared a default under the leases and demanded payment in full of the remaining lease payments, in an amount in excess of $30,000.00. Although legal proceedings have been commenced, and we believe a reasonable and favorable settlement can be reached, we nevertheless face the potential of having a judgment entered against us in excess of $30,000.00, representing the payments due under the remainder of the leases.

     Claim Against Ex-President.

     Uptown's Board of Directors has authorized pursuing a claim through appropriate legal channels against our ex-president, Thomas E. Metzger. We will request an accounting or, in the alternative, damages from Mr. Metzger for transactions which occurred during his tenure in office, as follows: Mr.
Metzger made cash withdrawals for which he has not produced expense reports, and tenant improvements and restaurant equipment were disposed of in connection with the closing of Wrapsters restaurants, but have not been documented. The claims are currently being reviewed by litigation counsel for filing in court.

                     Directors and Executive Officers,
                       Promoters and Control Persons

     Uptown's directors hold office until the next annual meeting of shareholders or until their successors have been elected and shall have been qualified. Uptown's officers are elected by the Board of Directors at its annual meeting after each annual meeting of shareholders and hold office until their next successors are elected and qualified or until their death, resignation or removal from office. There are no arrangements or understandings between any of Uptown's directors or executive officers and any other person pursuant to which such person is to be elected or selected as a director or officer other than the following: Robert D. Palmer, Jr., Clyde Culp, III and William Gallagher have entered into an agreement to vote their the shares of Uptown's common stock they own for the election of a Board of Directors consisting of Mr. Palmer, Mr. Culp, two candidates nominated by Mr. Palmer, and one candidate nominated by Mr. Culp for a period of three years.

     Uptown's officers and directors are set forth below. Officers serve at the pleasure of the Board of Directors. Directors serve until the next annual meeting of shareholders, expected to be held in December of 2000.
________________________________________________________________________________

                                      Officer or
Name and Address              Age     Office            Director Since
________________________________________________________________________________

Robert D. Palmer, Jr.         60      President         October, 1999
955 E. Javelina Ave., #114            CEO
Mesa, AZ 85204                        Chairman

Clyde E. Culp, III            56      Director          February, 1998
1907 Hidden Point Road
Annapolis, MD 21401

L. Bennett Berg               67      Director          December, 1999
4625 E. Broadway, # 117
Tucson, AZ 85711

Harold Kestenbaum             50      Director          December, 1999
585 Stewart Avenue                    Secretary
Garden City, NY 11530

William G. Norton             59      Director          December, 1999
7000 Bass Lake Road, #200
Minneapolis, MN 55428
________________________________________________________________________________

     Robert D. Palmer, Jr., age 60, has been President and Chairman of the Board of Directors of NYB Foods, Inc., since the merger between NYB Acquisitions Corp., one of our wholly-owned subsidiaries, and NYB Foods, Inc. Mr. Palmer's term is until the next annual meeting of shareholders, to be held in December of 2000. Mr. Palmer served as President, Treasurer and Director of the previous NYB Foods, Inc., since its inception in 1996. In the past, Mr. Palmer has been an active advisor and consultant to franchisors. His experience is as follows: ATL International, Inc., an automotive franchisor, January through September, 1995; Re-Bath Franchising Corp., engaged in plastics manufacturing, Director of Franchising, April of 1991 through June of 1992; Mr. Palmer was President, Founder and Director of Franchising for USA Fast Lube Systems, Inc., from 1983 through October of 1988; and from 1978 until January of 1984, he was Founder, President and Director of Franchising for Grease Monkey International, Inc., and Grease Monkey Holding Corporation. Between 1984 and 1996, Mr. Palmer also served as independent consultant to the following franchising clients: Spinato's Pizza International, Inc., a pizza restaurant franchisor; Surface Renew-All, Inc., Chicago, IL, which franchised specialty coatings; The Packaging Store, Inc., which is a division of Quik Ship, Inc.; Taco Rancho, U.S.A., a franchisor of Mexican fast food; Packaging Plus Services, Inc., a franchisor of packaging stores; Auto Spa Corporation, an automotive franchisor; Shipping Connection, Inc., a franchisor of packaging stores; Homewatch International, Inc., a franchisor of home care services. Mr. Palmer attended the University of Colorado.

     L. Bennett Berg, age 67, is a Director. Mr. Berg's term is until the next annual meeting of shareholders, to be held in December of 2000. Mr. Berg has been the owner and operator of Western Lease Analysis, LLC, an Arizona limited liability company, since 1994, which is in the business of consulting with tenants concerning commercial leases. Since 1988, Mr. Berg has been the owner and operator of Berg Financial, LLC, an Arizona limited liability company, which provides consultation services to bankruptcy trustees and advises clients on loan "workout" arrangements. Mr. Berg is the New York Burrito Area Development Agent for Tucson, Arizona.

     William G. Norton, age 59, is one of our Directors. Mr. Norton's term is until the next annual meeting of shareholders, to be held in December of 2000. Mr. Norton earned a B.S. degree in Business and English from Northern Michigan University, and an M.B.A. degree from the Wharton Graduate School of Business, University of Pennsylvania. Mr. Norton is currently the president of "Foodmark," a national company specializing in providing strategic planning, marketing, communications and new product development consulting for the retail food and restaurant and food service industries. Foodmark's clients include ConAgra, General Mills, Nestle, Coca Cola, Land-O-Lakes, Malt-O-Meal, and Multifoods. Until we recently purchased substantially all its assets, Mr. Norton served as President, CEO, and a Director of 1 Potato 2, Inc., a national franchise chain which specialized in potato-based foods located primarily in foods courts in upscale shopping malls. Mr. Norton has also served on the Board of Directors for Source Food Technology, Inc., as Director of New Products for the Betty Crocker Division of General Mills, Inc., as Senior Vice President and Director of the Telesis Group New Product Workshop for Bozell & Jacobs, and as the President and CEO of Mrs. Clark's Foods, Inc., where he spearheaded the growth of the company's diversified private label food manufacturing. Mr. Norton received the American Marketing Association's "Edison Gold Award" for the best new product of 1998, and is listed in "Who's Who in American Business."

     Clyde E. Culp, III, age 56, has served on our Board of Directors since February of 1998. Mr. Culp's term is until the next annual meeting of shareholders, to be held in December of 2000. Mr. Culp was Chairman of Wrapsters, L.C., a Florida limited liability company, from its inception until February 28, 1998. From 1995 to 1996, Mr. Culp acted as an investor, developer, and consultant, and served on several boards of directors within the restaurant industry. From 1993 through 1995, Mr. Culp served as President of the "Long John Silver's" restaurant chain, Lexington, Kentucky. From 1990 through 1993, he served as President of "Embassy Suites Hotel" chain, Dallas, Texas. In addition to serving as one of our Directors, Mr. Culp also is the Chairman and Managing Member of Bakery Resources Group, LLC, a bakery in Baltimore, Maryland, Chairman of the Board of Directors of Tanners Group, Inc., Alpharetta, Georgia, and a Director of El Chico/Spaghetti Warehouse, Inc., Dallas, Texas. Mr. Culp earned a B.A. degree in Business from William & Mary College, and an M.B.A. degree in marketing and finance from New York University.

     Harold L. Kestenbaum, age 50, is our Secretary and one of our Directors. Mr. Kestenbaum's term is until the next annual meeting of shareholders, to be held in December of 2000. Mr. Kestenbaum is an attorney admitted to practice law in the State of New York and is our franchise attorney. He received a Bachelor of Arts degree in Sociology from Queens College, New York, and earned his Juris Doctorate degree from the University of Richmond School of Law, Richmond, Virginia. Mr. Kestenbaum was admitted to the New Jersey State Bar Association in 1975, and the New York Bar State Association in 1976. Since 1977, Mr. Kestenbaum has concentrated his law practice in the field of franchise law and, since 1990, has owned and operated his own law firm in Garden City, New York. From May, 1982, until September, 1986, Mr. Kestenbaum served as franchise and general counsel to Sbarro, Inc., a national franchisor of over 900 family-style Italian Restaurants and, since March of 1985, has been a director of Sbarro, whose securities were listed on the New York Stock Exchange. In addition, Mr. Kestenbaum currently sits on the board of directors of Global Travel Network. From September, 1983, to October, 1989, Mr. Kestenbaum served as President and Chairman of the Board of Directors of FranchiseIt Corporation, the first publicly-traded company specializing in providing franchise marketing and consulting services and equity financing to emerging franchise companies, which he co-founded. In addition to the above, Mr. Kestenbaum has been franchise counsel to over sixty regional, national or international franchise companies. Mr. Kestenbaum is a member of the American Bar Association's Corporation Banking and Business Law Section, a founding member of the New York State Bar Association's Franchise Law Section, serving the latter as Chairman for its Education and Seminar Subcommittee, as well as serving as a mediator for the Franchise Arbitration and Mediation Company.

              Security Ownership of Certain Beneficial Owners
                               And Management

     The following table sets forth information concerning Uptown's securities owned of record and beneficially as of the date of this offering circular by each person known to Uptown to own of record or beneficially 5% or more of any class of our voting securities, by each of Uptown's Officers and Directors, and all officers and directors as a group. All shareholders listed below have sole voting and investment power with respect to their shares.
________________________________________________________________________________

Title of  Name and Address of      Amount and Nature of Percent of Selling
Class     Beneficial Owner         Beneficial Ownership Class      Shareholder
________________________________________________________________________________

Common    Robert & Karene Palmer      5,188,776         26.12%     Yes
          955 E. Javelina Ave., #114
          Mesa, AZ 85204

Common    Berg Family Trust           1,224,490         6.16%      Yes
          L. Bennett Berg, Trustee
          4625 E. Broadway, # 117
          Tucson, AZ 85711

Common    Dr. C.R. Joshi              1,700,000         8.56%      No
          1350 Los Angeles Avenue
          Simi Valley, CA 93065

Common    Kazi Family Partnership     1,700,000         8.56%      No
          13724 Sherman Way
          Van Nuys, CA 91405

Common    Clyde E. Culp, III          1,328,883         6.69%      Yes
          1907 Hidden Point Road
          Annapolis, MD 21401

Common    Harold L. Kestenbaum        200,000           1.01%      No
          585 Stewart Avenue
          Garden City, NY 11530

Common    All Officers and            7,942,149         39.98%
          Directors
          as a Group of 5
________________________________________________________________________________

     Mr. Zubaire Kazi is the Trustee of the Kazi Family Partnership, and therefore is in control of, and makes the decisions concerning the assets held by the Trust, including the shares of common stock of Uptown Restaurant Group, Inc., owned by the Trust.

     L. Bennett Berg is one of Uptown's Directors and the Trustee of the Berg Family Trust, the owner of the shares. Mr. Berg is also one of the beneficiaries of the trust.

                            Description of Securities

     Uptown's authorized capital stock consists of 50,000,000 shares of no par value common stock. All shares have equal voting rights and are non-assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all the directors. Assuming sale of all the shares of common stock by the selling shareholders offered by this prospectus, the present shareholders will own, if the maximum 8,120,794 shares offered by this prospectus are sold, 69.74% of our outstanding Common Stock.

     Upon liquidation, dissolution or winding up of Uptown, our assets, after satisfaction of all liabilities, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any of our securities and have no right to require Uptown to redeem or purchase their shares. The Shares of Common Stock presently outstanding are, and the Shares of Common Stock to be sold pursuant to this Offering will be, fully paid and non-assessable.

     Holders of Common Stock are entitled to dividends when, and if, declared by Uptown's Board of Directors out of funds legally available for that purpose. Uptown has not paid any cash dividends on its Common Stock to date. No assurance can be given that funds will be available to us in the future out of which dividends can be paid, or that Uptown will declare such dividends.

     Uptown has authorized 10,000,000 shares of no par value Preferred Stock. Currently, 1,000 shares of Series B Preferred Stock are issued and outstanding. We may issue Preferred Stock in one or more series at the discretion of the Board of Directors. In establishing a series, the Board of Directors is to give it a distinctive designation so as to distinguish it from the shares of all other series and classes, fix the number of shares in the series, and fix its preferences, rights and restrictions. All shares of any one series shall be alike in every particular unless otherwise provided in the articles of incorporation or Colorado statutes.

     Series B Preferred Stock.

     Uptown issued 113,500 shares of non-voting Series B Redeemable Convertible Preferred Stock, all but 1,000 of which shares have been converted into three shares of our common stock for each share of Series B Preferred. 112,500 previously-issued Series B Preferred shares have been exchanged for 337,500 shares of currently-outstanding common stock. Each of the 1,000 outstanding shares of Series B Preferred stock has a face value of ten dollars, with cumulative dividends payable at the rate of ten percent annually, payable semi-annually in cash or additional Series B shares, at our option. No dividends are payable on any other securities which are junior to the Series B shares, including our common stock, unless all accrued dividends have been paid to the holders of Series B shares. As of December 31, 1999, accrued but unpaid dividends on these preferred shares equaled $103,677. Uptown may, at any time, redeem the Series B shares for their face value of ten dollars per share, plus any accrued but unpaid dividends. In the event of the liquidation, dissolution or winding up of Uptown, Series B shareholders are entitled to be paid $10.00 per share, plus any accrued but unpaid dividends, out of our assets before any payment may be made to holders of our common stock, or any other securities junior to Series B Preferred shares. Series B Preferred shareholders may convert their Series B shares to shares of Uptown's preferred stock which are or become publicly traded shares. Currently, we have no preferred shares that are publicly traded.

     Warrants.

     On September 22, 1999, we issued 3,485,000 common stock purchase warrants to investors and others for $200,000.00. Each warrant entitles its holder to purchase one share of our common stock at the exercise price of $.35 for a period of five years, commencing September 22, 1999 and ending September 21, 2004. The warrantholders may exercise some or all their warrants and receive shares of our common stock without paying the exercise price under certain circumstances. Also, we may be required to issue more than one share of common stock per warrant if the effectiveness of our registration statement is suspended after a warrantholder exercises warrants, but before the shares are issued, and the price of our stock falls.

     We may force the exercise of the warrants if the closing bid for our common stock is $4.00 or greater for sixty consecutive trading days, or if we close on a secondary securities offering at a per-share offering price greater than $4.00. In either case, we must give written notice to the warrantholders and they will have 90 days to exercise their warrants. Any warrants which have not been exercised will be cancelled on the 91st day after the notice. We have undertaken to keep our registration statement current during the term of the warrants plus an additional 6 months after their term expires. Prior to exercise, the warrants do not entitle their holders to any voting rights, or any other rights as a shareholder of Uptown.

     The warrants contain anti-dilution provisions so as to avoid dilution of the equity interest represented by the underlying common stock upon the occurrence of certain events, such as share dividends or splits, mergers, or sale of assets. In the event of liquidation, dissolution or winding up of Uptown, holders of the warrants will not be entitled to participate in the distribution of assets. Holders of our warrants have no voting, preemptive, liquidiation or other rights of a shareholder, and no dividends will be declared on the warrants.

     Shares Eligible for Future Sale.

     15,633,313 of our 19,866,313 currently-outstanding Shares of Common Stock are "restricted securities" and, under certain circumstances, may in the future be sold in compliance with Rule 144, adopted under the Securities Act of 1933, as amended. Future sales of our Common Stock could depress the market price for such Common Stock.

     Stock Purchase Agreement.

     Two investors, the Kazi Family Partnership, L.P., and Dr. C.R. Joshi, each purchased 1,700,000 shares of common stock in September, 1999, and, as part of the purchase agreement, we consented to a "Reset" provision. According to this Reset agreement, we would have been obligated to issue more shares to these two investors if the average bid price for our common stock fell below one-half the bid price on the day the shares were purchased. The closing price of our common stock on September 22, 1999, the closing date for this transaction, was $.812 per share. If the average bid price had been equal to or greater than one-half the bid price on the purchase date, no new shares would have been issued. If the average bid price fell below $0.409, which is one-half the bid price on the purchase date, the following formula would determine the number of new shares to be issued:

     * The difference between $0.409 and the average bid price during either the first sixty trading days after the purchase, or during the sixty-first through the one-hundredth trading days,
     * multiplied by 1,700,000,
     * with the resulting product being divided by the average bid price during the applicable period.

     Individuals who previously owned the shares of common stock of NYB Foods, Inc., were granted the same reset rights for the 7,500,000 shares of our common stock they were issued in the merger between NYB Foods, Inc., and NYB Acquisitions Corp.

     The first reset period terminated December 17, 1999, and the second reset period terminated February 17, 2000. The bid price for our common stock did not fall below $0.409 during either of those periods. Therefore, Uptown was not obligated to issue shares under the terms of the reset agreements.

     Warrant Purchase Agreement.

     Investors acquired warrants to purchase 3,485,000 shares of our common stock in September, 1999. In the Warrant Purchase Agreement, we agreed to issue additional shares of common stock under certain circumstances. If the investors exercise all or part of their warrants but, before the shares are issued, the effectiveness of our registration statement is suspended for a reason other than that we possess material non-public information, and the bid price immediately before the suspension is greater than the bid price on the day after the suspension is lifted, we will be obligated to issue more shares, according to the following formula:

     * The number of shares the investor was entitled to receive pursuant to his warrant exercise which were not otherwise freely-tradable,
     * multiplied by the product of:
          - the number of shares he was entitled to under the warrant exercise,
          - multiplied by the product of the bid price immediately before the exercise, divided by the bid price immediately after the suspension was lifted.

     The holders of these common stock purchase warrants also may exercise their warrants and receive underlying common stock shares for no cash payment. This "cashless" exercise option provides that the holders of the warrants may exercise their warrants and receive underlying shares of common stock for no cash price according to the following formula:

     The number of shares issued to the warrantholder equals the average closing bid price for five trading days immediately preceding the exercise minus the exercise price of $.35, divided by the five-day average closing bid price; all multiplied by the number of shares with respect to which the warrants are being exercised.

     As an example, if the average closing bid price for our common stock for a five-trading-day period is $.50, and all 3,485,000 warrants are exercised pursuant to the "cashless" exercise option, we would be obligated to issue 1,045,500 shares of common stock to the warrantholders for no cash price.

     We may also elect to pay dividends in shares of common stock, and the board of directors may decide to issue additional shares. Consequently, substantial dilution of the voting power of the current shareholders is likely over time if warrants are exercised, if the average bid price for our common stock falls below $0.409 per share for an extended period of time, or if dividends are paid in common shares. Such conditions are also likely to depress the market price of the common stock.

     Additional Sales of Shares of Common Stock are Likely to Cause the Market Price of Our Common Stock to Decline.

     Currently, 19,866,313 shares of our common stock are outstanding. The number of shares of common stock potentially issuable under our warrants is 3,485,000, or more if a provision of the Warrant Purchase Agreement is activated. The sale, or availability for sale, of substantial amounts of shares of common stock could materially adversely affect the market price of the common stock and could impair our ability to raise additional capital by selling equity securities. This number will increase if the trading price of the common stock declines further.

     The Market Price of Our Common Stock is Extremely Volatile.

     Trading volume and prices for the common stock have fluctuated widely since it first became publicly-traded. During the month of December, 1999, for example, the closing sales price of the common stock ranged from $.625 to $.937 per share. In addition, since our common stock began trading in January of 1999, the bid price for our common stock has reached a high of $2.625 per share in January of 1999, and a low of $0.4375 per share in April of 1999. These severe fluctuations may continue in response to quarterly variations in operating results, announced earnings, and other factors. We cannot always predict or foresee those events. The market price of the common stock could also be influenced by developments or matters not related to us, including the sale or attempted sale of a large amount of the common stock on the open market by a shareholder. Because of this volatility, your investment in us may result in a complete loss.

     Because Our Common Stock is Listed on the "Pink Sheets", its Liquidity may be Impaired.

     Trading in our common stock is conducted in the over-the-counter market and reported on the "Pink Sheets". Consequently, selling our shares may be more difficult because smaller quantities of shares may be bought and sold, transactions may be delayed, and the news media's coverage of us may be reduced. These factors could result in lower prices and larger spreads in the bid and asked prices for our shares. Further, securities analysts are unlikely to cover our stock, and institutional investors are unlikely to purchase our stock. Although we intend to apply to be listed on the NASD's OTC Bulletin Board as soon as practicable after the effective date of this registration statement and prospectus, selling our shares will continue to be difficult and lower prices may result. We cannot assure you that we will ever be able to list our stock on the NASD's OTC Bulletin Board, Nasdaq Small Cap Market, or any other market.

     "Penny Stock" Regulations may Impair the Liquidity of Our Common Stock.

     Because the bid price of our common stock is below $5.00 per share, shares of common stock may be subject to the SEC's Rule 15g-9 and other penny stock regulations under the Securities Exchange Act of 1934. Rule 15g-9 imposes sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the prospective purchaser and have received the purchaser's written consent to the transaction before the sale. Consequently, this rule and other "penny stock" regulations may adversely affect the ability of broker-dealers to sell our shares and may adversely affect the ability of holders to sell their shares of common stock in the secondary market.

     Uptown may Issue Additional Shares of Common Stock and Preferred Stock Without Shareholder Approval.

     Our board of directors may authorize us to issue one or more series of preferred stock or additional shares of common stock without shareholder approval, and the existence or terms of these securities may adversely affect the rights of holders of the common stock. In addition, the issuance of any additional shares of preferred or common stock may be used as an "anti-takeover" device without shareholder approval. Issuance of additional preferred stock or common stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of common stock and may make it harder to remove current management, even if removal might be in the shareholders' best interests.

     Uptown Does not Intend to Pay Dividends on the Common Stock.

     We do not currently pay any dividends on the common stock and do not intend to pay dividends on the common stock in the foreseeable future. If we were to declare dividends on our common shares, we would be required to first pay accumulated but unpaid dividends of $103,677 to the holders of Series B Preferred shares.

                   Commission Position on Indemnification
                       For Securities Act Liabilities

     Our Articles of Incorporation indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee for us, or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at our request.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Uptown's directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, Uptown has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          Description of Business

     We were incorporated in the State of Colorado on February 23, 1996 as HAI Enterprises, Inc., and 976,200 shares of our no par value common stock were issued to founders and initial investors.

     On February 19, 1998, HAI Enterprises entered into a Plan of Merger with Wrapsters, L.C., a Florida limited liability company. In connection with the merger, the initial shareholders' shares were reverse-split 2-for-5, resulting in 390,480 then-outstanding common shares, and an additional 3,800,000 shares were issued to the owners of Wrapsters as follows: 1,900,00 shares to Clyde E. Culp, III, and 1,900,000 shares to Thomas E. Metzger. At the same time, 3,800,000 shares of common stock and 113,500 shares of Series B Preferred stock were issued to Santa Cruz Squeeze, Inc., a Texas corporation, in exchange for an investment of $1,000,000.00. The surviving corporation of the merger was HAI Enterprises, Inc., which changed its name to Wrapsters, Inc. Thus, at the completion of this merger, we had 7,990,480 shares of common stock, and 113,500 shares of Series B Preferred stock outstanding.

     Wrapsters, Inc., was in the business of developing, operating and selling franchises for fast food restaurants offering a variety of tortilla-wrapped sandwiches and meals. We operated as Wrapsters, Inc., for approximately eighteen months, meeting with limited success with our restaurants. In addition to selling and operating franchise restaurants, Wrapsters sought to acquire or merge with other franchise companies.

     In August of 1999, Wrapsters negotiated to acquire NYB Foods, Inc., a Colorado corporation, by means of a merger between one of Wrapsters' wholly-owned subsidiaries and NYB Foods, Inc. Wrapsters formed NYB Acquisitions Corp., a Colorado corporation, for the purpose of merging with NYB Foods, Inc., and became the surviving corporation. In connection with the merger, the shareholders of NYB Foods, Inc., exchanged all their shares for 7,500,000 shares of Wrapsters' common stock and $500,000.00. NYB Foods was merged into NYB Acquisitions Corp.

     After the merger was approved, we used another wholly-owned Colorado corporation, Wrapsters Acquisitions Corp., to acquire the existing franchisees, trademarks, and other assets, including two previously company-owned restaurants, from 1 Potato 2, Inc., a Minnesota corporation. The consideration given for these assets consisted of a promissory note from the subsidiary in the amount of $400,000.00, payable semi-annually over a five year term bearing interest at 7.5% per annum, and 600,000 share of our common stock.

     On December 15, 1999, our shareholders gave approval to change our name to Uptown Restaurant Group, Inc., and to increase the number of shares of common stock we are authorized to issue from 25,000,000 to 50,000,000. Also, we changed the name of NYB Acquisitions Corp. to NYB Foods, Inc., and we changed the name of Wrapsters Acquisitions Corp. to 1 Potato 2 Franchising Corporation.

     New York Burrito.

     NYB Foods, Inc., which is the surviving corporation of the merger into our wholly-owned subsidiary, offers to individuals, pursuant to a franchise agreement, the right to establish and operate, from a single location, a limited-cooking New York Burrito Gourmet Wraps specialty restaurant. Each wrap, or burrito, is made to order in full view for each customer. Operation of the restaurant requires limited on-location cooking, as the bulk of the foods utilized are centrally prepared and delivered to the restaurants through normal commercial food distribution companies. Most major ingredients necessary for the preparation of the food items are pre-cooked and quick-frozen, utilizing quick-chill cooking and packaging techniques by various manufacturers. Other items, including cheeses, greens and other condiments, are also pre-prepared and packaged for use in the New York Burrito locations. Its menu consists mainly of flavored tortillas filled with vegetarian-style pinto or black beans and rice, along with spiced meats, such as steak, chicken, barbeque, deli, cajun or teriyaki. An optional breakfast menu may also be served, which features breakfast burritos, other breakfast items, juice and coffee.

     NYB markets its franchises by means of advertising, trade shows and Area Development Agents. A Development Agent contract grants a Territory to an individual, giving him the exclusive right to sell New York Burrito franchises. The Development Agent agreement provides compensation, consisting of a portion of the initial franchise fees and a percentage of the on-going royalties, but requires certain levels of success, namely the selling and opening of an agreed-upon number of franchises within set time limits. The initial franchise fee for a New York Burrito restaurant is $15,000.00, and a reduced rate of $10,000.00 is offered to certain existing franchisees for additional franchises. A franchisee pays 7% of gross sales to NYB as a royalty, and 4% of gross sales for cooperative advertising.

     Franchisees are required to operate their restaurants in accordance with standards and procedures established by NYB, including those contained in the New York Burrito Operations Manual, prepared and distributed to franchisees. In addition, franchisees are granted the right to operate their businesses under the New York Burrito name with a "cactus skyline" trademark.

     NYB maintains a full-time training center at its corporate headquarters in Mesa, Arizona, and provides in-store training activities at its company-owned operating New York Burrito restaurant in Chandler, Arizona, which is contiguous to NYB's headquarters. NYB's primary business is the sale of franchises, rather than the operation of company-owned restaurants.

     New York Burrito restaurants generally operate from a retail location, such as a strip-type shopping center, shopping mall food court, or a free-standing location. Typical restaurant size varies from 750 to 2,000 square feet. A franchisee's initial investment to "build out" a store location and open for business, is estimated to range from $58,700.00 to $101,950.00, which amounts include the initial franchise fee.

     New York Burrito franchises must compete with other full-service and carry-out restaurants and other outlets specializing in burritos (wraps) or Mexican food, some of which are national or regional chains, or which may be more established. New York Burrito franchises will, to some extent, also have to compete with restaurants and food outlets offering other types of food products.

     Established in 1995, NYB currently owns one restaurant in Chandler, Arizona, and has fifty four New York Burrito franchise restaurants open in twenty three states and Puerto Rico. In addition, fifteen franchise restaurants are currently in development. In an unrelated transaction, on March 17, 1999, NYB sold the California franchise rights and entered into a License Agreement for the State of California with NYB West, Inc., a California company, which was the former Sub-Franchisor for California. NYB West, Inc., is now the franchisor of the ten New York Burrito franchise restaurants in California.

     NYB leases corporate offices at 955 East Javelina Avenue, Suite 114, Mesa, Arizona 85204, consisting of 8,223 square feet of office space, and general office furniture, supplies and equipment. The lease runs for five years, commencing February 1, 2000, and the base rent is $5,427 monthly, plus taxes and common area maintenance charges. Our company-owned New York Burrito restaurant, in Chandler, Arizona, is located at 1100 North Alma School Road, #5, Chandler, Arizona 85224, in leased space of 1,300 square feet, for $1,950 per month. The restaurant furniture and kitchen equipment, fixtures and leasehold improvements are currently valued at $8,892. The restaurant produces revenues for NYB, is used as a sales tool for prospective franchisees to visit, and for training of new franchisees.

     In addition to its company-owned restaurant and franchised restaurants, NYB owns its trademark, consisting of the New York Burrito name with a cactus skyline, which is registered with the United States Commissioner of Patents and Trademarks on the Principal Register, Reg. No. 1,993,286, August 13, 1996, with first use November 1, 1991, its UFOC, Franchise Agreements, and Area Development Agent agreements.

     NYB can be contacted at (480)503-3363 or (800)711-4036}, and its website can be found at www.newyorkburrito.com.

     1 Potato 2.

     On November 11, 1999, one of our wholly-owned subsidiaries, Wrapsters Acquisitions Corp., acquired substantially all the assets from 1 Potato 2, Inc., a Minnesota corporation, explained above.

     Our subsidiary, 1 Potato 2 Franchising Corporation, operates and sells franchises for the operation of 1 Potato 2 fast food restaurants specializing in baked potatoes and other types of potato dishes. 1 Potato 2 restaurants are typically located in shopping mall food courts. 1 Potato 2 opened its first restaurant in 1978 and expanded the number of its company-owned restaurants until it began offering franchises in 1984. In 1986, concurrent with its acquisition by Bankers Restaurants, Inc., 1 Potato 2 began development of a more contemporary potato menu, including a number of proprietary items such as "lite" potato offerings, potato skins, potato soup, gourmet wraps and smoothies. Through 1991, 1 Potato 2 continued to open company-owned stores at the same time it sold franchises, when it was decided that, due to the relatively small size of a 1 Potato 2 unit, franchisee-operated stores were preferable. Thereafter, until 1995, 1 Potato 2 continued to sell its company-owned stores to franchisees. In March of 1995, 1 Potato 2 filed a Chapter 11 reorganization case in Bankruptcy Court in order to cancel unfavorable store leases and concentrate on selling franchises. The Plan of Reorganization was confirmed within 115 days.

     1 Potato 2 restaurants have typically been located in food courts in regional shopping malls and downtown centers. Food courts are located in the center or courtyard of shopping malls or city center shopping areas and feature large capacity common seating surrounded by quick-service, convenience restaurants. In the future, the Company expects new franchised restaurants will be a combination of food courts and non-traditional locations, including high-traffic strip centers, airports and downtown locations.

     Marketing efforts have been minimal in the recent past, but we intend to market 1 Potato 2 franchises in much the same manner as New York Burrito franchises, by means of advertising, trade shows and Area Development Agents. The initial franchise fee for a 1 Potato 2 restaurant is $15,000.00 for the first location, and $10,000.00 for each additional location purchased by an existing franchisee. A franchisee will pay 6% of gross sales to the franchisor as a royalty, and 2% of gross sales for co-cooperative advertising.

     The two company-owned 1 Potato 2 restaurants are located in the Minneapolis/St. Paul area, at the Mall of America food court, and Ridgedale, Minnesota. The Mall of America store is 614 square feet for a base rent of $75,000 per year, and the Ridgedale Mall store is 737 square feet for a base rent of $25,757 per year. The restaurant furniture and kitchen equipment, fixtures and leasehold improvements for the two restaurants are currently valued at $63,800. The restaurants produces revenues for 1 Potato 2 Franchising, are used as sales tools for prospective franchisees to visit, and for training of new franchisees. In addition to its two company-owned and twenty-seven franchised restaurants, 1 Potato 2 Franchising owns its "1 Potato 2" trademark, its UFOC, and Franchise Agreements.

     1 Potato 2 Franchising's corporate headquarters are now located in the same office with NYB, at 955 East Javelina Avenue, Suite 114, Mesa, Arizona 85204, telephone number (480)503-3363 or (800)711-4036, and its website can be found at www.1potato2.com.

     Future Additional Brands.

     In addition to expanding the number of franchise operations of New York Burrito and 1 Potato 2, Uptown will be seeking mergers with or acquisitions of other franchise operations. While Uptown and its officers and directors are seeking desirable merger or acquisition candidates, we currently have no agreements, proposals, arrangements or understandings to merge with or acquire other franchise operations.

     Acquisitions Could Involve Dilution of Shareholders' Ownership and Potential Loss of Key Personnel.

     Acquisitions could involve the potentially dilutive issuance of equity securities and/or the incurrence of debt, contingent liabilities, and/or amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect our operating results and/or market price of the common stock. Shareholders generally do not have rights to approve any acquisitions we make. Any acquisition we make may have a material adverse effect on our business, financial condition, and results of operations.

     Whenever new ownership or management takes over a company, some personnel may want to move on to new opportunities. Should Uptown merge with or acquire a complementary business, it can be anticipated that certain key personnel from the acquired company will be needed to stay of for a period of time as a liaison, and to teach Uptown's management the details of operating the business. Should any of the key personnel from the acquired business choose to leave our employment prematurely, our ability to learn the operations of the newly-acquired business will be hampered.

     Competition.

     Competition in the restaurant and fast food franchising industry is intense. New York Burrito and 1 Potato 2 restaurants compete with low-priced, casual dining and take-out restaurants primarily on the basis of quality, atmosphere, location and value. New York Burrito's and 1 Potato 2's takeout/ takehome business competes not only with full service restaurants, but also with take-out food service companies, fast-food restaurants, delicatessens, cafeteria-style buffets, prepared food stores, supermarkets and convenience stores. New York Burrito and 1 Potato 2 also compete with other restaurants and retail establishments for quality sites and franchisees.

     Many of our competitors are well established and have substantially greater financial, marketing and other resources than we do. Regional and national restaurant companies such as Taco Bell, Chipotle, Z-Teca and Taco John's have expanded their operations in our current and anticipated market areas. This competition could adversely affect our operating results.

     Competition in the food service business is often affected by:

     * changes in consumer tastes, preferences, and eating habits
     * national, regional, and local economic and real estate conditions,
     * demographic trends and traffic patterns,
     * increases in food and labor costs and availability,
     * the type, number and location of competing restaurants,
     * availability of product and local competitive factors, locale, and
     * the ability of our franchisees to operate a profitable business.

     Inflation, food costs, and other similar factors may also affect the restaurant industry. Some or all of these factors could adversely affect us and our future franchisees.

     Government Regulation.

     A variety of federal, state and local laws apply to us and our restaurant franchising businesses. Each of our restaurants, and those of our franchisees, is subject to permitting, licensing, and regulation by a number of governmental authorities, including zoning, health, safety, sanitation, building, and fire agencies in the state or municipality in which the restaurant is located. These restaurants must comply with federal, state and local government regulations applicable to the consumer food service business, including those relating to the preparation and sale of food, minimum wage requirements, overtime, unemployment and sales taxes, working and safety conditions, mandated health insurance coverage and citizenship requirements. Significant numbers of the service, food preparation and other personnel employed in our, and our franchisees', restaurants are compensated at rates related to the federal minimum wage, and increases in the minimum wage could increase our, and our franchisees', labor costs. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development of new restaurants and franchisees in a particular area.

     Americans with Disabilities Act.

     The federal Americans with Disabilities Act requires that places of public accommodation meet certain requirements related to access and use by persons with disabilities. We design our restaurants, and those of our franchisees, to be accessible to persons with disabilities and believe that we are in substantial compliance with all current applicable regulations relating to restaurant accommodation for persons with disabilities.

     Federal and State Franchise Law Compliance.

     Before a franchise can be sold, we must, through our subsidiaries, prepare a Uniform Franchise Offering Circular in accordance with regulations promulgated by the Federal Trade Commission of the U.S. Government, describing material aspects of the franchise offered, estimated costs of opening and operating the business, a description of the type of business offered, disclosure of information regarding the officers and key employees of the franchisor, and generally making full and fair disclosure of all material aspects of the franchise being offered and the company offering it. This UFOC must be updated continually as any aspect of the business changes, and requires time and effort of management, as well as attorney's fees.

     In addition, many of the states in which Uptown now has franchise operations, and in which we intend to offer franchises in the future, require that a franchisor submit itself and its franchise offering to a registration process prior to offering its franchises for sale in the state. Failure to comply with these requirements can result in a franchisor being permanently prohibited from offering franchises in that state, and could have similar repercussions in other states. Uptown is current and has maintained all its disclosures and UFOC's in all jurisdictions in which it does business, and has complied with all registration requirements that are applicable to its franchise operations.

                        Management's Discussion and Analysis or
                                   Plan of Operation

     You should read the following discussion along with the consolidated financial statements and related notes to them included elsewhere in this prospectus.

     Effective August of 1999, we acquired all the outstanding common stock of NYB Foods, Inc., a Colorado corporation, through a merger with one of our wholly-owned subsidiary corporations. The acquisition will be handled as a reverse acquisition for accounting purposes, with NYB being the accounting acquiror of Wrapsters. For the years ended March 31, 1999 and 1998, NYB Foods, Inc., showed results of operations of $68,412 and ($20,342) respectively. NYB Foods, Inc., generates its operating revenue from the sale of its franchise agreements, fees from such franchises and from its company-owned restaurant.

     On November 11, 1999, we acquired substantially all the assets of 1 Potato 2, Inc., a Minnesota corporation, through another of our wholly-owned subsidiary corporations, Wrapsters Acquisitions Corp., in exchange for a promissory note in the principal amount of $400,000, payable in ten semi-annual installments at an interest rate of 7.5%, and 600,000 shares of our common stock. 1 Potato 2 generates its operating revenue from the sale of its franchise agreements, fees from such franchises, and from the two company-owned restaurants.

     Overview.

     Our growth strategy is to sell more of our two subsidiaries' restaurant franchises, New York Burrito and 1 Potato 2, to develop and expand their franchising programs, and to evaluate additional possible acquisitions. In addition to expanding our base of franchised restaurants in the territories in which we current are active, we may seek to acquire other restaurant fanchise concepts that would complement our existing businesses, allowing growth and improving profitability. We do not intend to open any company-owned restaurants, other than the one New York Burrito and two 1 Potato 2 locations we presently operate.

     A significant factor in the completion of the merger of NYB Foods into one of our subsidiaries was a commitment by outside investors in invest $1,050,000 in the new combined company. This financing was used primarily for the acquisition of NYB Foods and the payment of accumulated debt.

     Results of Operations for the Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998.

     Revenues. Total revenues increased from $342,498 in the year ended December 31, 1998, to $1,140,025 in the year ended December 31, 1999, a total increase of $797,527. This increase in sales is attributable to our two operating subsidiary franchise companies, NYB Foods, Inc., and 1 Potato 2 Franchising Corporation. We closed the last of our Wrapsters restaurants during the year, but acquired, through our subsidiaries, eighty-one franchise restaurants and three company-owned restaurants. Royalty and franchise fees earned during the years were $1,109,141, versus $315,026 in the prior year. This increase in royalty and franchise fees was partially offset by a loss from discontinued operations of $11,002. For the six months ended June 30, 2000, our revenues were $979,837, with operating expenses of $971,653, resulting in net income from operations for the period of $8,183.

     Net Loss. From inception until 1999, we have not been successful in generating revenues sufficient to meet our operating needs. For the years ended December 31, 1998 and 1997, we had net losses of $1,282,682 and $340,364 respectively. For the year ended December 31, 1999, we had net income of $87,715.

     Our cash and cash equivalents. For the year ended December 31, 1998, Uptown's liquidity was poor. All of our company-owned and franchised Wrapsters restaurants were closed in 1999, we had significant negative working capital, and had no means to pay off debt of $480,000.00 and lease obligations of $220,000.00. Improvement of our working capital will depend on the ability of our two subsidiaries to produce significant future revenues.

     We have incurred operating losses since inception and as of December 31, 1999 had an accumulated deficit of $2,204,366 and a working capital deficit of $98,135.

     We currently owe an aggregate of $130,000 principal in promissory notes to four shareholders. These promissory notes mature in 2001 and bear interest at the rate of 10% per annum. These shareholder notes are considered as short-term demand notes. We also are indebted to Copelco Capital under four equipment leases. We have received notices that the leases are in default, that the owner of the equipment has a right to repossess the equipment, and that an aggregate of $38,341 is due.

     In addition, we are liable on two real estate leases, one in Abernathy Square, Atlanta, Georgia, and one at Briarwood, Virginia. Although these leases represent potential liability in excess of $175,000, we have received no communications from the owners of the real estate demanding payment in approximately five months.

     We are in default under the equipment and real estate leases and, if we are sued for payment, we may be forced to sell some or all our assets, to relinquish control of one or both of our subsidiaries, or to negotiate terms of our outstanding obligations on terms less favorable to us. Any event of that nature is likely to have a material adverse effect on us.

     We have not paid dividends on the Class B Preferred shares since inception. Since all but 1,000 of the Class B shares have been converted to common stock, we have a limited obligation of $1,000 per year to pay dividends in the future. On the other hand, unpaid dividends from the past equals $103,677. We may continue to allow dividends to accrue, or we may issue Class B Preferred shares in payment of those dividends.

     Our Future Revenues are Dependent upon the Profitable Operations of Our Two Subsidiaries.

     In 1999, all our company-owned Wrapsters restaurants were closed. Now, our only business consists of two subsidiaries, NYB Foods, Inc., and 1 Potato 2 Franchising Corporation, and therefore we are largely dependent for our future revenues on our ability to operate our subsidiaries profitably. As we are presently organized, the only revenues we will receive in the future is the amount, if any, of dividends either of our two subsidiaries declares and pays to us. We cannot assure you that we will be able to operate these subsidiaries in a profitable manner so that they will be able to declare and pay dividends to us.

     Capital Resources.

     As of December 31, 1999, Uptown had $303,190 cash and $327,786 in notes receiveable. These capital resources decreased to $193,979 cash and $318,701 notes receivable by June 30, 2000.

                  Changes in and Disagreements with Accountants

     Uptown previously employed the firm of Porter Keadle Moore, LLP, of Atlanta, Georgia, as our independent certified public accountants and auditors. They audited our books and prepared our financial statements for the year ended January 3, 1999. In the January 3, 1999 financial statements, our accountants stated that, since Wrapsters, Inc., had experienced significant net losses since its inception, had been unable to generate positive cumulative cash flows from operations, and had a significant working capital deficiency, they had substantial doubt about our ability to continue as a going concern.

     In 1999, we acquired NYB Foods, Inc., through a merger with one of our subsidiaries, and, in connection with that merger, moved our corporate offices from Atlanta, Georgia, to Mesa, Arizona, and replaced our previous management team with the NYB Foods, Inc., management team. Due to the management change and the geographical move, we found it more convenient to employ NYB Foods, Inc.'s, auditor, James E. Raftery, CPA, PC, as our independent certified public accountants and auditors, and therefore dismissed Porter Keadle Moore, LLP, November 5, 1999.

     We have no disagreements with Porter Keadle Moore, LLP, nor with any other accountants.

               Certain Relationships and Related Transactions

     The following-described transactions involve Uptown and any of its officers, directors, nominees for such positions, beneficial owners of 5% or more of Uptown's outstanding common stock, or any of their family members:

     Acquisition of NYB Foods, Inc.

     In the merger between our subsidiary, NYB Acquisitions Corp., and NYB Foods, Inc., the NYB Foods shareholders received, in exchange for 100% of the outstanding shares of common stock of NYB Foods, 7,500,000 shares of our common stock and $500,000.00 in cash, as follows:

     Robert D. Palmer, Jr.         5,188,776 shares and $345,900.00
     & Karene Palmer
     Berg Family Trust             1,224,490 shares and $81,600.00

     Exchange of Shares of Common Stock for Promissory Notes.

     Prior to the acquisition of NYB Foods, Inc., one of our directors, Clyde E. Culp, III, agreed to exchange a promissory note in the principal amount of $428,883.00, which was owed to him by Uptown, for 428,883 shares of our common stock.

     In addition, prior to the acquisition of NYB Foods, Inc., another of our shareholders, Santa Cruz Holdings, Inc., agreed to exchange a promissory note in the principal amount of $109,000.00, which was owed to it by Uptown, for 109,000 shares of our common stock.

     Issuance of Note and Common Stock for 1 Potato 2 Assets.

     William G. Norton, one of our current directors, is also a director and shareholder of 1 Potato 2, Inc. As such, he will benefit indirectly from the transaction in which our subsidiary acquired assets from 1 Potato 2, Inc., in exchange for 600,000 shares of our common stock and a promissory note in the principal amount of $400,000.00.

     Note Owed by Shareholder.

     One of our shareholders, our President and Chairman of the Board of Directors, Robert D. Palmer, Jr., has received advances on a loan from NYB Foods, Inc., which currently total $256,900. This note accrues interest at the rate of 8% per annum, is unsecured, and no repayment terms have been set.

     Issuance of Shares to Director.

     We issued 200,000 shares of our common stock to one of our directors, Harold L. Kestenbaum, on July 14, 2000, for services he has rendered in connection with serving as Secretary of our subsidiary corporations, NYB Foods, Inc., and 1 Potato 2 Franchising Corp.

                       Market for Common Equity and
                        Related Stockholder Matters

     Our no par value common stock is traded on the "Pink Sheets", under the symbol "UTRG." On December 23, 1999, the high and low bids for the common stock were $.937 and $.687 respectively. The range of high and low sales prices for the common stock as quoted on the OTC Bulletin Board are listed below for the periods indicated. The quotes reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.
________________________________________________________________________________

     Calendar Quarter         High Bid       Low Bid
________________________________________________________________________________

     1st Quarter, 1999        $2.625         $0.875
     2nd Quarter, 1999        $2.00          $0.4375
     3rd Quarter, 1999        $1.50          $0.6875
     4th Quarter, 1999        $1.031         $0.562
     1st Quarter, 2000        $1.00          $0.375
     2nd Quarter, 2000        $0.56          $0.05
     3rd Quarter, 2000        $0.25          $0.05
________________________________________________________________________________

     Because the bid price of the common stock has been below $5.00 per share, the SEC's Rule 15g-9 may apply to the common stock. This rule imposes additional sales practice requirements on a broker-dealer that sells Rule 15g-9 securities to persons other than the broker-dealer's established customers and institutional accredited investors. For transactions covered under Rule 15g-9, the broker-dealer must make a suitability determination of the purchaser and receive the purchaser's written agreement to the transaction before the sale. In addition, broker-dealers, particularly if they are market makers in the common stock, have to comply with the disclosure requirements of Rules 15g-2, 15g-3, 15g-4, 15g-5, and 15g-6 under the Exchange Act unless the transaction is exempt under Rule 15g-1. Consequently, Rule 15g-9 and these other rules may adversely affect the ability of broker-dealers to sell or to make markets in the common stock and also may adversely affect the ability of purchasers of the shares offered by this prospectus to resell their shares.

     Holders of Record.

     We had approximately 299 holders of record of our common stock as of the shareholder meeting on December 15, 1999.

     Dividends.

     We have never paid cash dividends on our common stock and intend to retain earnings, if any, to use in operating and expanding our business. Our board of directors will determine the amount of future dividends, if any, based upon our earnings, financial condition, capital requirements and other conditions.

     Restriction on Ability to Pay Dividends.

     We currently have 1,000 shares of Series B Preferred stock outstanding. Each share of Series B Preferred stock has a face value of ten dollars, with cumulative dividends at the rate of ten percent, payable in cash or additional Series B shares, at our option, semi-annually. No dividends are payable on any other securities which are junior to the Series B shares, including on our common shares, unless all accrued dividends have been paid to the holders of Series B shares. Uptown may, at any time, redeem the Series B shares for their face value of $10.00 per share, plus any accrued but unpaid dividends. In the event of Uptown's liquidation, dissolution or winding up, Series B shareholders are entitled to be paid $10.00 per share, plus any accrued but unpaid dividends, out of Uptown's assets before any payment may be made to holders of our common stock, or any other securities junior to Series B Preferred shares.

                           Executive Compensation

     The following is a summary table containing compensation awarded to, earned by, or paid to our chief executive officer, our mostly highly paid executive officers, and any other highly-paid officers, during the past three fiscal years:

                         Summary Compensation Table
________________________________________________________________________________

                                        Long Term Compensation
                              __________________________________________________
          Annual Compensation           Awards         Payouts
________________________________________________________________________________
(a)             (b)  (c)       (d)  (e)    (f)        (g)          (h)  (i)
                                    Other              Securities       All
Name                                Annual  Restricted Under-           Other
and                                 Compen- Stock      lying       LTIP Compen-
Principal                           sation  Award(s)   Options/    Pay- sation
Position         Year Salary($) Bonus($)($) ($)        SARs(#)($)  outs($) ($)
________________________________________________________________________________

Thomas E. Metzger 1998 $175,000  $0   $0   $0         500,000 shares $0  $0
                  1999 $175,000  $0   $0   $0         0              $0  $0

Wiliam Gallagher  1999 $0        $0   $20,000  $0     0              $0  $0
________________________________________________________________________________

     Current Management Compensation.

     Uptown Restaurant Group, Inc., has agreed to pay an annual salary of $125,000.00 to its President, Robert D. Palmer, Jr. This salary commenced for the calendar year 2000. Presently, no other form of compensation has been authorized for Mr. Palmer, or for any of our other officers.

     The following is a summary table containing information pertaining to the granting of stock options and/or stock appreciation rights ("SARs") made during the past fiscal year to each of Uptown's executive officers:
________________________________________________________________________________

                   Option/SAR Grants in Last Fiscal Year
                             Individual Grants
______________________________________________________________________________

(a)               (b)       (c)               (d)                (e)

                  Number of     % of Total
                  Securities    Options/SARs
                  Underlying    Granted to
                  Options/SARs  Employees in  Exercise or Base   Expiration
Name              Granted(#)    Fiscal Year   Price ($/Sh)       Date
________________________________________________________________________________

Thomas E. Metzger 500,000       62.5%         $1.00 per share    1/12/2004

Steven J. Devine  85,000        10.6%         $1.00 per share    9/3/2003
                  142,500       17.8%         $1.00 per share    1/12/2004

Charles D. Barnett 25,000       3.1%          $1.00 per share    9/3/2003
________________________________________________________________________________

     Our Board of Directors adopted a Stock Appreciation Plan on September 3, 1998, but no SAR's were issued to any executive officer or employee. Our present board of directors repealed the SAR plan on December 15, 1999.

     Our Board of Directors also issued options to purchase 500,000 shares of our common stock at an exercise price of $1.00 per share to our past president, Thomas E. Metzger, on January 13, 1999. In connection with the merger of NYB Foods into our subsidiary, Mr. Metzger released and waived his rights to any such common stock purchase options, and the Stock Option Plan was repealed by our current board of directors on December 15, 1999.

     Compensation of Directors.

     Currently, we do not compensate our directors for their service on the Board of Directors, other than to reimburse them for their costs of travel and lodging to attend meetings, and payment of $1,000 annually to each director for attendance at and participation in each such meeting.

     During our last fiscal year, our directors were not compensated.

                              Legal Matters

     R. Michael Jackson, Attorney at Law, Lakewood, Colorado, will pass on the validity of the common stock offered by this prospectus for us.

                                 Experts

     Our audited financial statements as of January 3, 1999 and for the year ended January 3, 1999, have been included in reliance of the report of Porter Keadle Moore, LLP. The audited financial statements of Uptown Restaurant Group, Inc., as of December 31, 1999, and for NYB Foods, Inc. as of March 31, 1999 and for the year ended March 31, 1998, have been included in reliance on the report of James Raftery & Associates, P.C., independent public accounts, given on the authority of that firm as experts in accounting and auditing.

                    Where You Can Find More Information

     We must comply with the information requirements of the Exchange Act, and we file reports, proxy and information statements and other information with the SEC. Those reports, proxy and information statements, and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 on payment of the prescribed fees. In addition, the SEC maintains a website (http:\\www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, or EDGAR.

     This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information contained in the registration statement, certain parts of which we have omitted in accordance with SEC rules. For further information about us and the shares covered by this prospectus, we refer you to the registration statement. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and each of those statements is qualified by reference to the copy of that document filed with the SEC.
<PAGE
                            Uptown Restaurant Group, Inc.
                           Unaudited Financial Statements
                           Six Months Ended June 30, 2000

                            Uptown Restaurant Group, Inc.
                             Consolidated Balance Sheet
                                   June 30, 2000

                                      Assets
Current Assets
     Cash                                              $193,979
     Accounts Receivable
       net of allowance of $20,000                       93,376
     Inventory                                           17,209
     Prepaid Expenses                                   136,500
     Notes Receivable                                   318,701
          Total Current Assets                          759,764

Property and Equipment, net                             214,770

Other Assets
     Refundable deposits                                  4,066
     Intangible Assets, net                             649,688
          Total Other Assets                            653,754

          Total Assets                               $1,628,288

                    LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
     Accounts Payable                                 $ 187,258
     Notes Payable, current maturities                  236,655
     Deferred Tax Payable                                 3,673
     Deferred Revenue                                   431,250
          Total Current Liabilities                     858,836

Long Term Liabilities
     Notes Payable, net of current maturities           297,392
          Total Liabilities                           1,156,229

Equity
     Preferred Stock, no par value, 10,000,000
       shares authorized
       1,000 shares issued and outstanding               10,000
     Common Stock, no par value, 50,000,000
       shares authorized
       19,566,313 shares issued and outstanding       2,675,162
     Retained Earnings (accumulated deficit)         (2,213,102)
       Total Equity                                     472,059
                                                     $1,628,288

                          Uptown Restaurant Group, Inc.
                        Consolidated Statement of Income
                         Six Months Ended June 30, 2000

Revenue                                               $979,837
Operating Expenses                                     971,653
     Net Income from Operations                     $    8,183

Other Income and (Expenses)
     Miscellaneous Income                                3,122
     Interest Income                                     5,939
     Interest Expense                                  (25,971)
                                                       (16,910)

Net Loss                                                (8,726)

Provision for Taxes
     Income tax (expense)                                    0

Net Income (Loss)                                        8,634

                         Uptown Restaurant Group, Inc.
                Consolidated Statement of Shareholders Equity
                       Six Months Ended June 30, 2000

                                                          Retained
                                                          Earnings
                    Preferred Stock   Common Stock        (Accumulated)
                    No Par Value      No Par Value        (Deficit)
                    Shares    Amount  Shares     Amount

Uptown Restaurant
Group, Inc.
Beginning Balance
December 31, 1999   1,000     $10,000 15,201,116 $2,593,531 ($2,204,376)

Net Loss                -           -          -          -      (8,726)
                     ___________________________________________________

Ending Balance
June 39, 2000       1,000     $10,000 15,201,116 $2,593,531 ($2,213,102)

                             Uptown Restaurant Group, Inc.
                          Consolidated Statement of Cash Flows
                            Six Months Ended June 30, 2000

Cash Flow from Operating Activities
     Cash received from customers                     $917,177
     Cash paid to employees and suppliers             (998,048)
     Miscellaneous income                                3,122
     Interest income                                     5,939
     Interest expense                                  (25,971)
       Net Cash Provided (Used)
         by Operating Activities                       (97,781)

Cash Flow from Investing Activities
     Proceeds from notes receivable                      9,076
     Acquisition of equipment                            3,446
        Net Cash Provided (Used)
          by Investing Activities                       12,522

Cash Flow from Financing Activities
     Payments on notes payable                         (23,952)
         Net Cash Provided (Used)
           by Financing Activities                     (23,952)

         Net Increase (Decrease) in Cash              (109,211)

Beginning Cash Balance                                 303,190

Ending Cash Balance                                   $193,979

Reconciliation of Net Income (loss) to Cash
Provided (used) by Operating Activities

     Net Loss                                         $ (8,726)
     Adjustments to reconcile net income to cash
       provided (used) by operating activities
       Depreciation                                     27,803
       (Increase) Decrease in operating assets
         Accounts receivable                           (62,660)
         Deposits                                          502
         Prepaid Expenses                              (11,875)
       Increase (decrease) in operating liabilities
         Accounts payable                              (20,075)
         Deferred revenue                              (22,750)
         Advance                                             -

     Net Cash Provided (Used) by Operating Activities ($97,781)

                             Uptown Restaurant Group, Inc.

                          Consolidated Financial Statements


                                  December 31, 1999

                                   Table of Contents

                                                             Page No.

I.  Independent Auditor's Report                                1

II.  Consolidated Financial Statements

      Consolidated Balance Sheet                                2

      Consolidated Statement of Income                          3

      Consolidated Statement of Shareholder's Equity            4

      Consolidated Statement of Cash Flows                      5-6

III.  Notes to the Consolidated Financial Statement             7-11

James E. Raftery, CPA, PC
946 S. Stapley Drive, Suite 103                              (480)835-1040
Mesa, Arizona 85204                                      FAX (480)835-8832


                         INDEPENDENT AUDITOR'S REPORT

To the Shareholders
Uptown Restaurant Group, Inc.

I have audited the accompanying consolidated balance sheet of Uptown Restaurant Group, Inc. as of December 31, 1999 and the related statements of income and shareholder's equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and of the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uptown Restaurant Group, Inc. as of December 31, 1999 and the statements of income and shareholder's equity and cash flows for the nine months then ended in conformity with generally accepted accounting principles.

James E. Raftery, CPA
Mesa, Arizona
May 5, 2000

Member, American Institute of Certified Public Accountants and Arizona Society of Certified Public Accountants

                           Uptown Restaurant Group, Inc.
                              Consolidated Balance Sheet
                                  December 31, 1999

                                       Assets

Current Assets
     Cash                                                  $303,190
     Accounts Receivable, net of allowance of
       $20,000                                               30,716
     Inventory                                               17,209
     Prepaid Expenses                                       124,625
     Notes Receivable                                       327,786
          Total Current Assets                              803,526

Property and Equipment, net                                 246,019

Other Assets
     Refundable deposits                                      2,066
     Intangible Assets, net                                 652,190
                                                            654,256

                                                         $1,703,801

                    Liabilities and Stockholder's Equity

Current Liabilities
     Accounts Payable and accrued expenses                $ 207,333
     Notes Payable, current maturities                      236,655
     Deferred Tax Payable                                     3,673
     Deferred Revenue                                       454,000
          Total Current Liabilities                         901,661

Long Term Liabilities
     Notes Payable, net of current maturities               321,344
          Total Liabilities                               1,223,005

Equity
     Preferred Stock, no par value, 10,000,000
       Shares authorized, 1,000 shares issued
       And outstanding                                       10,000
     Common Stock, no par value, 50,000,000
        Shares authorized, 19,566,313 shares
        Issued and outstanding                            2,675,162
     Retained Earnings (accumulated deficit)             (2,204,366)
        Total Equity                                        480,796
                                                         $1,703,801

The accompanying notes are an integral part of this financial statement

                          Uptown Restaurant Group, Inc.
                        Consolidated Statement of Income
                     Nine Months Ending December 31, 1999

Revenue                                                 $1,075,803
Operating Expenses                                       1,000,811
     Net Income from Operations                       $     74,992

Other Income and (Expenses)
     Miscellaneous Income                                    9,568
     Interest Income                                        21,316
     Interest Expense                                       (6,302)
                                                            24,582

Net Income Before Taxes and
     Discontinued Operations                                99,574

(Loss) from Discontinued Operations                        (11,002)

Net Income Before Taxes                                     88,572

Provision for Taxes
     Income tax (expense)                                     (857)

Net Income                                                  87,715

Primary Earnings Per Share                                  $0.006
Diluted Earnings Per Share                                  $0.005

Weighted Average Number of
     Common Shares Outstanding
          Primary                                       14,379,612
          Diluted                                       17,521,825

The accompanying notes are an integral part of this financial statement

                             Uptown Restaurant Group, Inc.
                       Consolidated Statement of Cash Flows
                       Nine Months Ended December 31, 1999

Cash Flow from Operating Activities
     Cash received from customers                          $1,109,141
     Cash paid to employees and suppliers                    (960,225)
     Miscellaneous income                                       9,568
     Income taxes                                                (857)
     Interest income                                           21,316
     Interest expense                                          (6,302)
        Net cash provided (used) by operating activities      172,641

Cash Flow from Investing Activities
     Proceeds from notes receivable                            41,714
     Payments for notes receivable                           (250,050)
     Acquisition of equipment                                  (1,868)
       Net cash provided (used) by investing activities      (210,204)

Cash Flow from Financing Activities
     Payments on notes payable                               (232,629)
     Proceeds from sale of stock                            1,004,574
     Dividends                                               (500,000)
       Net cash provided (used) by financing activities       271,945

     Net increase (decrease) in cash                          234,382

Beginning cash balance                                         68,808

Ending cash balance                                           303,190

Non-cash investing and financing activities:

     Debt converted to equity                                $575,068
     Reverse acquisition merger, note
       Payable for acquisition                                400,000

The accompanying notes are an integral part of this financial statement

Reconciliation of Net Income (Loss) to Cash
Provided (used) by Operating Activities
     Net Income                                              $ 87,715
     Adjustments to reconcile net income
        To cash provided (used) by operating
        Activities
        Depreciation                                            9,355
        Amortization                                            5,194
        (Increase) decrease in operating assets
           Accounts receivable                                 33,338
           Inventory                                          (15,352)
           Prepaid Expenses                                    77,251
        Increase (decrease) in operating liabilities
           Accounts payable                                   166,264
           Accrued expenses                                    (8,862)
           Deferred revenue                                  (179,500)
           Advance                                             (2,762)

Net cash provided (used) by operating activities              172,641

The accompanying notes are an integral part of this financial statement

                            Uptown Restaurant Group, Inc.
                  Consolidated Statement of Shareholders Equity
                        Nine Months Ending December 31, 1999

                                                               Retained
                                                               Earnings
                       Preferred Stock     Common Stock        (Accumulated)
                       No Par Value         No Par Value       (Deficit)
                       Shares     Amount  Shares      Amount
NYB Foods, Inc.
Beginning Balance
April 1, 1999             -       $-      4,900,000   $81,631  $   13,554

Uptown Restaurant
Group, Inc. (f/k/a
Wrapsters, Inc.)
Balance immediately    113,500    990,594 7,990,480   $19,741  (2,292,081)
before merger with        -         -     2,620,000   $13,554    (513,554)
NYB Foods, Inc.
Dividend relating         -         -         -          -        500,000
to reverse acquisition
merger
Issuance of common        -         -     3,669,500  $1,000,000      -
stock
Conversion of         (112,500)   (980,594) 337,500     980,594      -
Preferred stock
Conversion of debt        -         -       537,886     575,068      -
Exercise of stock         -         -        45,750       4,574      -
options
Net Income                -         -          -           -       87,715

Ending Balance
December 31, 1999       1,000      $10,000  20,101,116 $2,675,162 ($2,204,366)

The accompanying notes are an integral part of this financial statement

                             Uptown Restaurant Group, Inc.
                  Notes to the Consolidated Financial Statements
                                   December 31, 1999

Note A - Summary of Significant Accounting Policies

This summary of significant accounting policies of Uptown Restaurant Group, Inc. is presented to assist in understanding the Corporation's financial statements. The financial statements and notes are the representation of the Corporation's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

1.  Company Background and Nature of Business

Uptown Restaurant Group, Inc. (The Company)(f/k/a Wrapsters, Inc.) Was formed on February 19, 1998. The Company owns two wholly owned subsidiaries, NYB Foods, Inc. (NYB) and 1 Potato 2, Inc. Since inception the Company operated quick service restaurants in the Southeastern United States, specializing in freshly prepared tortilla wraps, fruit smoothies and other related menu items. As of August, 1999 the Company no longer owned or operated any stores. The Corporation did recognize additional expenses after August 1999 for discontinued operations, in the amount of $11,002.

NYB was incorporated in the state of Colorado on April 21, 1995 and maintains its corporate offices in Mesa, Arizona. The Corporation's principal business activity is that of a franchiser granting qualified persons franchises for the operation of quick serve restaurants that specialize in "wrap" foods and operate under the name New York Burrito Gourmet Wraps. NYB was purchased in a reverse merger with the Company on August 31, 1999. The Company formed a wholly owned subsidiary corporation by the name of NYB Acquisitions Corp. (NYBA) in the state of Colorado on November 8, 1999. NYBA then exchanged 7,500,000 shares of the Company and $500,000 for all the outstanding stock of NYB. NYB was immediately dissolved and NYBA changed its name to NYB Foods, Inc. For accounting purposes NYB is considered the accounting acquirer since that entity clearly was responsible for over 90% of the revenue from operations for the period presented, its shareholders comprised approximately 40% of the outstanding shares, and the board members were in the majority after the merger. No goodwill or other intangible assets resulted from this merger.

The Company formed a second wholly owned subsidiary by the name of Wrapsters Acquisition Corp. (Wrapsters). On November 11, 1999 Wrapsters exchanged 600,000 shares of the Company and signed a promissory note for $400,000 in an asset exchange with a fast food restaurant franchising company. The assets acquired included two company stores and the royalty rights to 26 other stores. Wrapsters subsequently changed its name to 1 Potato 2 Franchising Corp. (1P2).

2.  Deferred Revenue

Income from initial franchise fees is deferred and recognized when the franchisee commences operations. At December 31, 1999 forty-three stores were either sold or transferred but not opened, however seven have begun operations in the subsequent fiscal year at which time the initial franchise fee will be recognized as revenue.

                            Uptown Restaurant Group, Inc.
                  Notes to the Consolidated Financial Statements
                                December 31, 1999

Note A - Summary of Significant Accounting Policies

3.  Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over the estimated useful life of five, seven and thirty nine years. Depreciation expense for the year ended December 31, 1999 was $9,355.

4.  Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between basis of equipment for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for capital losses that are not available to offset future income taxes.

5.  Cash and Cash Equivalents

For purposes of the statement of cash flows, the Corporation considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

6.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reporting amounts and disclosures. Accordingly, actual results could differ from those estimates.

7.  Inventories

Inventory consists of spices, sauces, and packaging supplies, valued at lower of cost or market, on a first in, first out basis.

8.  Prepaid Expenses

Income from initial franchise fees is deferred and recognized when the franchise commences operations. Development agent commissions are paid when franchise fees are received and for matching purposes are recognized when the franchise commences operations.

9.  Intangible Assets

The Company recognized goodwill of $617,334 in the purchase of 1 Potato 2 Franchising Corporation. Amortization of goodwill is provided using the straight-line method for financial reporting purposes over an estimated useful life of fifteen years. Amortization expense for the year ended December 31, 1999 was $5,194.

                             Uptown Restaurant Group, Inc.
                  Notes to the Consolidated Financial Statements
                                   December 31, 1999

Note B - Notes Receivable

Note receivable secured by all contract rights,
accounts receivable, and title and interest
in and to all New York Burrito franchise
operations within the State of California.
The note receivable bears interest at 8%
per annum and is payable in six equal
installments of $5,678                                         $ 33,286

An unsecured note receivable bearing interest at
8% per annum from a majority shareholder                        256,900
Accrued interest                                                 37,600

                                                               $327,786

Note C - Property and Equipment

Property and equipment are summarized by major classifications as follows:

Equipment                                                      $195,319
Training Facility                                                68,268
Leasehold Improvements                                            1,156
                                                               $264,743
Less Accumulated Depreciation                                  ( 18,724)
                                                               $246,019

Note D - Lease Obligations

The Corporation conducts its operations from facilities in Arizona under an operating lease. The Corporation also has two month to month leases at other facilities. Future minimum rental payments required for the operating leases are as follows:

          Year Ended December 31,
                     2000                                      $ 54,272
                     2001                                        65,126
                     2002                                        65,126
                     2003                                        65,126
                     2004                                        65,126
                     2005                                        10,854
                                                               $325,630

Rental expense for the year ended December 31, 1999 was $78,442.

                             Uptown Restaurant Group, Inc.
                  Notes to the Consolidated Financial Statements
                                 December 31, 1999

Note E - Notes Payable

Notes payable consisted of the following at December 31, 1999

Unsecured notes payable in semi-annual interest only
installments of $6,500 interest is computed at a rate of
10.00% per annum. Principal balances due February
2001.                                                        $130,000

Note payable in monthly installments of $650, bearing
interest at 10.351%, personally secured by shareholder         19,664

Unsecured, non-interest-bearing demand note.                    8,993

Unsecured note payable in semi-annual installments
averaging $46,000, bearing interest at 7.5% per annum.        390,302

Note payable in monthly installments of $470, bearing
interest at 18.5% per annum, secured by vehicle.                9,040
                                                              557,999

Less current maturities                                      (236,655)

                                                             $321,344

The scheduled maturities of long-term debt are as follows:

          2000          $236,655
          2001            92,960
          2002            87,854
          2003            81,487
          2004            59,043
                        $557,999

Note F - Income Taxes

There has been a 100% valuation allowance for the net operating loss carry forward for the Company. It is not currently possible to determine the expiration dates of the individual net operating loss years. The current year income will be fully offset by prior years net operating losses.

Note G - Stockholder's Equity

On August 31, 1999 a wholly owned subsidiary of the company purchase NYB in a reverse acquisition merger. For accounting purposes NYB is the accounting acquirer and the company is the target. The stockholder's equity of NYB has been restated to give effect to the legal structure of the company.

                             Uptown Restaurant Group, Inc.
                    Notes to the Consolidated Financial Statements
                                  December 31, 1999

Note G - Stockholders Equity cont.

Two investors purchased 1,700,000 shares of common stock each in September 22, 1999 for a total of $850,000. One other investor purchased warrants to purchase 3,000,000 shares of common stock for $200,000. In connection with these transactions, 269,500 shares of common stock and warrants to purchase 485,000 shares of common stock were issued as compensation for arranging the transaction.

The company has Series B Preferred Stock, which pays cumulative dividends at a 10% annual rate based on the stock's face value of $10 per share. The Series B Preferred has a liquidation preference of $10 per share plus unpaid cumulative dividends and is nonvoting, except in limited situations. At the Company's option, the Series B Preferred can be redeemed in whole or in part at any time at $10 per share plus cumulative unpaid dividends. At the holder's option, the Series B Preferred can be converted at any time into publicly traded preferred stock issued by the Company at a conversion rate of one share of Series B Preferred for each share of publicly traded preferred stock. The Company previously issued 113,500 shares of non-voting Series B Redeemable, Convertible, Preferred Stock. Of those shares, 112,500 have been converted into three shares of the company's common stock for each share of the Series B Preferred Stock. At December 31, 1999, dividends in arrears on this preferred stock totaled $103,677.

Subsequent to the reverse acquisition merger, the company issued 537,883 shares of common stock in lieu of payment of outstanding debt of $575,068 to a shareholder and director of the company.

Common stock was issued to five individuals upon the exercise of common stock purchase warrants. There were 45,750 shares issued in exchange for $4,574.

Note H - Pro Forma Financial Statements

Early in 1999 the board members and shareholders of the Company decided to shut down the four remaining stores of Wrapsters. Thus, substantially all the operations for the period on January 4, 1999 through acquisition date of August 31, 1999 would be considered costs from discontinuing operations. Pro forma financial statements should only include income from ongoing operations. To provide information for revenue and expense for the short time the Company had stores not designated for closure would not be useful. Therefore, those pro forma financial statements are not present.

Note I - Contingencies

Uptown Restaurant Group is in default under two real estate leases and four equipment leases, which were executed while operating under Wrapsters, Inc. and were personally, guarahteed by former officers of Wrapsters, Inc. The total amount of the contingent liability is approximately $220,000. Management believes the likelihood of collection action or litigation toward Uptown Restaurant Group is considered remote.

                                  NYB Foods, Inc.
                               Financial Statements
                                  March 31, 1999

                                 Table of Contents

                                                                 Page No.

I. Independent Auditor's Report                                     1

II. Financial Statements

     Balance Sheet                                                  2
     Statement of Income and Retained Earnings                      3
     Statement of Cash Flows                                        4-5

III. Notes to the Financial Statements                              6-9

James E. Raftery, CPA, PC
946 S. Stapley Drive, Suite 103                              (480)835-1040
Mesa, Arizona 85204                                      FAX (480)835-8832


                         INDEPENDENT AUDITOR'S REPORT

To the Shareholders
NYB Foods, Inc.

I have audited the accompanying balance sheet of NYB Foods, Inc. as of March 31, 1999 and 1998, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and of the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NYB Foods, Inc. as of March 31, 1999 and 1998, and the results of its operations for the years then ended in conformity with generally accepted accounting principles.

James E. Raftery, CPA
Mesa, Arizona
July 10, 1999 except for
Notes A-9 and G, which
Is May 5, 2000


Member, American Institute of Certified Public Accountants and Arizona Society of Certified Public Accountants

                              NYB FOODS, INC.
                               BALANCE SHEET
                                 March 31,

                                                       1999      1998
                              ASSETS

Current Assets
     Cash                                              $68,808   $24,191
     Accounts receivable, net of allowance
       of $20,000 for 1999                              64,054    35,630
     Inventory (Note A)                                  1,857         -
     Prepaid expenses                                  201,875   137,250
     Advances to related parties (Note B)              229,459   122,963
     Note receivable (Note C and K)                     58,191         -
     Deferred tax benefit (Note A and G)                     -    13,826
          Total Current Assets                         624,244   333,860

Property and Equipment (Note A and D)                  105,986     8,549

Other Assets
     Franchise documentation                            40,000    40,000
     Note receivable (Note C)                           16,809         -
     Refundable deposits                                 2,066     2,094
     Organizational costs, net of amortization              50       100
                                                        58,925    42,194

                                                       $789,155 $384,603

                         LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
     Accounts payable and accrued expenses             $ 28,762 $  1,214
     Commissions payable                                 15,580   21,365
     Loan (Note B)                                        2,762   10,751
     Note payable (Note F)                                5,501        -
     Deferred tax liability (Note A and G)                3,673        -
     Deferred revenue (Note A)                          633,500  324,500
          Total Current Liabilities                     689,778  357,830

Long Term Liabilities
     Note Payable (Note F)                                4,192        -
          Total Liabilities                             693,970  357,830

Equity
     Common stock, 20,000,000 shares of no par value
       authorized; 4,900,000 shares issued and
       outstanding (Note H)                              81,631   81,631
     Retained earnings                                   13,554  (54,858)
                                                         95,185   26,773

                                                       $789,155 $384,603

The accompanying notes are an integral part of this financial statement.

                               NYB FOODS, INC.
                  STATEMENT OF INCOME AND RETAINED EARNINGS
                           Years Ended March 31,

                                                       1999      1998
Revenue                                                $769,936  $420,571

Operating Expenses                                      760,621   458,417
Net Income from Operations                                9,315   (37,846)

Other Income and (Expense)
Miscellaneous Income (Note K)                           100,599    11,219
Miscellaneous Expense (Note K)                          (35,031)        -
Interest Income                                          12,606     7,475
Interest Expense                                         (1,577)        -
                                                         76,597    18,694

Net Income Before Taxes and Discontinued Operations      85,912   (19,152)

Loss From Discontinued Operations (Note J)                    -    (7,645)

Net Income (Loss) Before Taxes                           85,912   (26,797)

Provision for Taxes
Deferred tax benefit (expense) (Note A and G)           (17,500)    6,455

Net Income (Loss)                                        68,412   (20,342)

Accumulated Deficit, beginning of year                  (54,858)  (34,516)

Retained Earnings, end of year                         $ 13,554  $(54,858)

The accompanying notes are an integral part of this financial statement

                                    NYB FOODS, INC.
                               STATEMENT OF CASH FLOWS
                                Years Ended March 31,

                                                       1999      1998
Cash Flow From Operating Activities
Cash received from customers                           $741,508  $413,846
Cash paid to employees and suppliers                   (496,404) (341,106)
Miscellaneous income                                     25,599    11,219
Miscellaneous expense                                   (35,031)        -
Interest expense                                         (1,577)        -

Net Cash Provided (Used) By Operating Activities        234,095    83,959

Cash Flow From Investing Activities
Investments                                             (93,887)  (34,367)
Acquisition of equipment                               (105,284)   (7,762)

Net Cash Provided (Used) By Investing Activities       (199,171)  (42,129)

Cash Flow From Financing Activities
     Proceeds from notes payable                          9,693   (19,000)

Net Increase (Decrease) in Cash                          44,617    22,830

Beginning cash balance                                   24,191     1,361

Ending cash balance                                    $ 68,808  $ 24,191

The accompanying notes are an integral part of this financial statement

                                                       1999      1998

Reconciliation Of Net Income (loss) To Cash
Provided (used) by Operating Activities
 Net (Loss)                                            $ 68,412  $(20,342)
Adjustments to reconcile net income to cash provided
(used) by operating activities
  Depreciation                                            7,845     1,252
  Amortization                                               50        50
  Loss from discontinued operations                           -     7,645
  (Increase) decrease in operating assets
    Accounts receivable                                 (28,424)  (14,200)
    Interest receivable                                 (12,607)   (7,475)
    Inventory                                            (1,857)        -
    Prepaid expenses                                    (64,625)  (60,750)
    Note receivable                                     (75,000)        -
    Deferred tax benefit                                      -    (6,455)
    Refundable deposits                                      28      (478)
  Increase (decrease) in operating liabilities
    Accounts payable                                     12,901    20,375
    Deferred tax liability                               17,499         -
    Accrued expenses                                      8,862         -
    Income tax payable                                       -             -
    Deferred revenue                                    309,000   164,500
    Advance                                              (7,989)     (163)

Net Cash Provided (Used) by Operating Activities       $234,095  $ 83,959

The accompanying notes are an integral part of this financial statement

                               NYB FOODS, INC.
                    NOTES TO THE FINANCIAL STATEMENTS
                               March 31, 1999

NOTE A - SAY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of NYB Foods, Inc. (NYB) is presented to assist in understanding the Corporation's financial statements. The financial statements and notes are the representation of the Corporation's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

1. Nature of Business

NYB was incorporated in the state of Colorado on April 21, 1995 and maintains its principal place of business in Mesa, Arizona. The Corporation's principal business activity is that of a franchiser granting qualified persons franchises for the operation of quick serve restaurants that operate under the name New York Burrito Gourmet Wraps.

2. Deferred Revenue

Income from initial franchise fees is deferred and recognized when the franchisee commences operations. At March 31, 1999, thirty-six stores were sold but not opened, however six have begun operations in the subsequent fiscal year at which time the initial franchise fee will be recognized as revenue.

3. Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over a estimated useful life of five, seven and thirty nine years. Depreciation expense for the years ended March 31, 1999 and 1998 was $7,845 and $1,252, respectively.

4. Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between basis of equipment for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for capital losses that are not available to offset future income taxes.

5.   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Corporation considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

6.   Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

                                  NYB FOODS, INC.
                         NOTES TO THE FINANCIAL STATEMENTS
                                  March 31, 1999

NOTE A - SAY OF SIGNIFICANT ACCOUNTING POLICIES CONT:

7.   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reporting amounts and disclosures. Accordingly, actual results could differ from those estimates.

8.   Inventories

Inventory consists of spices, sauces, and packaging supplies, valued at lower of cost or market, on a first in, first out basis.

9.   Prepaid Expenses

Income from initial franchise fees is deferred and recognized when the franchisee commences operations. (Note A-2) Development agent commissions are paid when franchise fees are received and for matching purposes are recognized when the franchisee commences operations.

NOTE B - ADVANCES TO RELATED PARTIES

An unsecured note receivable, bearing interest at 8% per annum from a majority shareholder:
                           1999      1998
     Loan                  $206,854  $112,963
     Accrued interest        22,605    10,000
                           $229,459  $122,963

Interest income related to this note for the years ended March 31, 1999 and 1998 was $12,606 and $7,475, respectively.

The Corporation uses a credit card that is issued to a shareholder. As of March 31, 1999 and 1998, the balance owing was $2,762 and $10,751, respectively.

NOTE C- NOTES RECEIVABLE

Note receivable (Note K), secured by all contract
rights, accounts receivable, and title and interest
in and to all New York Burrito franchise restraurants
within the state of California. The note receivable
bears interest at 8% per annum and is payable in
fifteen equal installments of $5,678                      $ 75,000

Less current portion                                        58,191

                                                            16,809

                                NYB FOODS, INC
                      NOTES TO THE FINANCIAL STATEMENTS
                                March 31, 1999

NOTE D - PROPERTY AND EQUOPMENT

Property and equipment are summarized by major classification as follows:

                                               1999        1998
     Equipment                             $ 45,930     $  9,273
     Training Facility                       68,268            -
     Leasehold Improvement                    1,157          800
                                            115,355       10,073
Less: Accumulated Depreciation               (9,369)      (1,524)

                                           $105,986     $  8,549

NOTE E - LEASE OBLIGATIONS

The Corporation conducts its operations from facilities in both Colorado and Arizona under operating leases. Future minimum rental payments required for the operating leases are as follows:

                                 1999        1998

     Year Ended March 31,
          1999                   $     -     $14,026
          2000                   $63,204     $14,480
          2001                   $63,204     $ 2,426
          2002                   $33,612     $     -
          2003                   $27,694     $     -
          2004                   $20,771     $     -

Rental expense for the years ended March 31, 1999 and 1998 was $15,600 and $16,099, respectively.

NOTE F- NOTE PAYABLE

Notes payable consisted of the following at March 31,:

                                                  1999       1998

Note payable in monthly installments of           $9,693     $   -
$470.08, including interest at a rate of
18.50% per annum, secured by vehicle
Less current maturities                            5,501         -
                                                  $4,192     $   -

                                 NYB FOODS, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 1999

NOTE G - INCOME TAXES

The Corporation has loss carryforwards totaling $68,482 which will be fully absorbed in the current year. An elective tax rate of 20% was used in the calculation of the deferred tax benefit in 1998. A valuation allowance was not considered due to the improved performance & anticipated net income for subsequent years.

The provisions for income taxes consist of the following components:

                                                 1999      1998

     Federal income tax expense                  $22,630   $     -
     State income tax expense                      6,227         -
     Deferred tax (benefit) expense               16,645   $(6,455)
                                                 $45,502   $(6,455)

The deferred tax liability is associated with the use of accelerated depreciation methods for income tax purposes.

NOTE H- STOCKHOLDER'S EQUITY

On April 16, 1997, the number of authorized shares of common stock was increased from 5,000,000 to 20,000,000.

On May 17, 1997, 2,500,000 shares of outstanding common stock split at a rate of 1.356. In addition, 1,510,000 shares of common stock were issued.

NOTE I - CONTINGENCIES

Subsequent to March 31, 1998, the Corporation filed an arbitration action of $50,000 against Gourmet Wrapps, LLC and Glen Grishkowsky for breach of a Development Agreement and damages resulting therefrom. The arbitrator found in favor of NYB Foods, Inc., and awarded the Corporation $19,500.

NOTE J- DISCONTINUED OPERATIONS

In May 1997, the Corporation sold its investment in the franchise store located in Mesa, Arizona. The franchise was sold for $25,000. The Corporation recognized a loss of $7,645 and $65,225 at March 31, 1998.

NOTE K- MISCELLANEOUS ITEMS

Miscellaneous expense includes a settlement in October 1998 with a landlord in the amount of $30,000 for unsettled rent payments.

Miscellaneous income includes the sale of California royalty rights to a corporation for $100,000; $25,000 cash and a note for $75,000 (Note C).

                                WRAPSTERS, INC.

                              Financial Statements

                                January 3, 1999

                  (with Independent Accountants' Report thereon)

                         Porter Keadle Moore, LLP


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Wrapsters, Inc.

We have audited the accompanying balance sheet of Wrapsters, Inc. as of January 3, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wrapsters, Inc. as of January 3, 1999, and the results of its operations and its cash flows for the year then ended.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company has experienced significant net losses since inception, has been unable to generate positive cumulative cash flows from operations, and, at January 3, 1999, has a significant working capital deficiency. These facts raise substantial doubt about the Company's ability to continue as a going concern.
Note 8 also describes management's plans to alleviate these financial concerns. The financial statements do not include any adjustments that might result from this uncertainty.

                              Porter Keadle Moore, LLP

Atlanta, Georgia
August 31, 1999

                              Certified Public Accountants
Suite 1800 235 Peachtree Street NE Atlanta, Georgia 30303 Phone 404-588-4200 Fax 404-588-4222

                                WRAPSTERS, INC.
                                 Balance Sheet
                                 January 3,1999

                                     Assets
Current assets:
     Cash                                         $    26,046
     Inventory                                          9,919
     Due from stockholder                               1,154
          Total current assets                         37,119

Property and equipment, net                           271,920

Other assets                                           33,390
                                                    $ 342,429

                   Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
     Accounts payable and accrued expenses          $ 286,475
     Deferred franchise fees                           50,000
     Note payable                                      20,000
     Notes payable to affiliates                      521,876

          Total current liabilities                   878,351

Commitments and contingencies (see note 7)

     Stockholders' equity (deficit):
     Series B redeemable convertible preferred
       stock; no par value, 113,500 shares
       authorized, issued and outstanding
       (liquidation preference of $1,232,952)         990,594
     Common stock; no par value, 25,000,000
       shares authorized, 7,990,480 shares
       issued and outstanding                          19,741
     Accumulated deficit                           (1,546,257)

          Total stockholders' equity (deficit)       (535,922)

                                                   $  342,429

See accompanying notes to financial statements.

                                WRAPSTERS, INC.
                             Statement of Operations
                        For the Year Ended January 3,1999

Revenue:
     Restaurant sales revenue                     $  315,026
     Other income                                     27,472

          Total revenue                              342,498

Operating expenses:
     Food, beverages and paper                       124,944
     Payroll and benefits                            521,595
     Occupancy                                       161,979
     Other operating                                 571,406

          Total operating expenses                 1,379,924

Other expenses:
     Interest expense                                 37,783
     Loss on store closings                          207,473

          Total other expenses                       245,256

          Net loss                               $(1,282,682)

Basic and diluted loss per common share          $     (0.17)


See accompanying notes to financial statements.

                              WRAPSTERS, INC.
           Statement of Changes in Stockholders' Equity (Deficit)
                     For the Year Ended January 3, 1999

              Members'  Preferred Stock Common Stock    Accumulated
              Equity    Shares  Amount  Shares  Amount  Deficit     Total

Wrapsters, LC
(see Note 1):
Balance,
December 31,
1997          $418,624  -       -       -       -      (263,575)    155,049
Capital
contributions   30,000  -       -       -       -       -            30,000
Net loss       -        -       -       -       -       (80,528)    (80,528)

Balance
immediately
before merger  448,624  -       -       -       -      (344,103)    104,521

Wrapsters, Inc.
(see Note 1):
Conversion of
members' equity
to note
payable       (428,883) -       -       -       -       -          (428,883)
Issuance of
common stock   (19,741) -       -  7,600,000  19,741    -           -
Existing HAI
stockholders    -       -       -    390,480    -       -           -
Issue Series
B preferred
stock           -    113,500 990,594    -       -       -           990,594
Net loss
post merger     -       -       -       -       -     (1,202,154) (1,202,154)

Balance,
January 3,
1999       $    -    113,500 990,594 7,990,480 19,741 (1,546,257)   (535,922)

See accompanying notes to financial statements.

                                  WRAPSTERS, INC.
                              Statement of Cash Flows
                        For the Year Ended January 3, 1999

Cash flows from operating activities:
     Net loss                                              $ (1,282,682)
     Adjustments to reconcile net loss to net
       cash used by operating activities:
       Depreciation and amortization                             40,459
       Loss on store closings                                   207,472
       Change in operating assets and liabilities:
         Accounts receivable                                     (1,154)
         Other assets                                           (20,300)
         Inventory                                               (4,961)
         Accounts payable and accrued expenses                  206,894
         Deferred franchise fees                                 50,000
          Net cash used by operating activities                (804,272)

Cash flows from investing activities:
     Proceeds from disposal of property and equipment            16,500
     Purchases of property and equipment                       (353,386)
          Net cash used by investing activities                (336,886)

Cash flows from financing activities:
     Proceeds from notes payable to affiliate                    92,993
     Proceeds from note payable                                  10,000
     Capital contribution                                        30,000
     Issuance of Series B preferred stock                       990,594
          Net cash provided by financing activities           1,123,587

          Net change in cash                                    (17,571)
          Cash, beginning of year                                43,617

          Cash, end of year                                 $    26,046

Supplemental disclosures of cash flow information:
     Cash paid during the year for interest                 $       588

Noncash investing and financing activities:
     Equity converted to debt                               $   428,883
     Conversion of limited liability corporation
       interest into common stock                           $    19,741


See accompanying notes to financial statement.

                                   WRAPSTERS, INC.
                            Notes to Financial Statements

(1)  Summary of Significant Accounting Policies

     Company Background and Nature of Operations

     On February 19, 1998, Wrapsters, Inc. (the "Company") was formed by the merger of Wrapsters, L.C., a Florida limited liability company, with HAI Enterprises, Inc. ("HAI"), a Colorado corporation. Wrapsters, L.C. was formed on June 6, 1997 and operated two quick services restaurants in Boca Raton, Florida specializing in freshly prepared, healthy flour tortilla wraps, fruit smoothies and other related menu items. HAI was formed February 23, 1996 and had no significant assets, liabilities or operations at the time of the merger. HAI was the surviving entity from the merger and immediately changed its name to Wrapsters, Inc.

     The merger was effected by exchanging total members' equity in Wrapsters, L.C. for 3,800,000 shares of HAI no par or stated value common stock and issuing a note payable to one of the members in the amount of $428,883 (see Note 4).

     For accounting purposes, this merger was accounted for as a purchase transaction, and since the previous HAI stockholders only controlled 4.9% of the Company's common stock following the merger while the previous members of Wrapsters, L.C. owned 50% of the Company following the merger, this transaction is considered a reverse merger and Wrapsters, L.C. is considered to be the surviving entity. No goodwill or other intangible assets resulted from this merger.

     Following the merger, the Company opened five more stores during 1998 and closed three stores during the year. At January 3, 1999, the Company was operating four stores, three located in Atlanta, Georgia and one located in Arlington, Virginia.

     Basis of Presentation and Fiscal Year

     The Company operates on a 52/53-week fiscal year ending on the Sunday closest to December, 31 of each year. Accordingly, the financial statements presented ended on January 3, 1999. All general references to years relate to fiscal years unless otherwise noted.

     The financial statements are prepared in accordance with generally accepted accounting principles ("GAAP"). In preparing financial statements in accordance with GAAP, management is required to make certain estimates. Actual results could vary from those estimates.

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, beverages, paper products and supplies.

     Property and Equipment

     Property and equipment is recorded at cost, less accumulated depreciation. Major additions and improvements are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the life of respective assets are expensed currently. When property is retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recognized.

     Depreciation is computed using the straight-line method. The following represents the useful lives over which the assets are depreciated:

     Leasehold improvements                  Life of lease
     Furniture, fixtures and equipment       7 years
     Signage                                 7 years
     Computer equipment                      3 years

     Revenue Recognition

     Revenue is recognized in the period for which related food and beverage products are sold. Initial fees from the awarding of individual franchises are deferred and recorded as revenue when the franchised restaurant is opened

                              WRAPSTERS, INC.
                    Notes to Financial Statements, continued

(1)  Summary of Significant Accounting Policies, continued

     Pre-Opening Costs

     Pre-opening costs are incurred before a restaurant is opened and consist primarily of wages and salaries, hourly employee recruiting, license fees, meals, lodging and travel plus the cost of hiring and training the management teams. Pre-opening costs are expensed as incurred.

     Advertising Costs

     The Company expenses all advertising costs as incurred.

     Loss on Store Closings

     When the Company closes a store, management determines whether the estimated net realizable value of property and equipment held at the store that will not be transferred to another location but which will be sold or otherwise disposed exceeds the assets' carrying value. To the extent that the estimated net realizable value is less than the carrying value, the related loss is immediately accrued. Likewise, management estimates the total net future lease payments, including estimated lease settlement payments, that will be paid before the Company can negotiate a release from the lease and accrues a loss for this amount.

     Income Taxes

     Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies. At January 3, 1999, the Company's only significant deferred tax attribute was its net operating loss since inception, and this deferred tax asset has been fully reserved.

     Earnings (Loss) Per Common Share

     The Company is required to report on the face of the statement of operations the income (loss) per common share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants. Basic earnings per common share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per common share. The Company excludes the potentially dilutive securities from the calculation of loss per share because their inclusion is anti-dilutive since the Company is operating at a loss. Due to the merger, the Company believes the most meaningful presentation is to treat all common shares outstanding immediately following the merger as outstanding for the entire year.

     The following table summarizes the calculation of basic and dilutive loss per share:

     Net loss                                               $ (1,282,682)
     Less dividends on Series B preferred stock                  (97,952)

          Net loss attributable to common stockholders      $ (1,380,634)

     Weighted average common shares outstanding                7,990,480

          Basic and dilutive loss per common share          $      (0.17)

                               WRAPSTERS, INC.
                    Notes to Financial Statements, continued

(2)  Property and Equipment

     Property and equipment at January 3, 1999 is summarized as follows:

     Leasehold improvements                                 $ 114,560
     Furniture, fixtures and equipment                        139,004
     Signage                                                   31,372
     Computer equipment                                         5,727

                                                              290,663

     Less accumulated depreciation                             18,743

          Net property and equipment                        $ 271,920

     Depreciation expense amounted to $40,459 fiscal 1998.

(3)  Note Payable

     Notes payable consists of a $20,000 revolving line of credit with a bank. The line of credit bears interest at 2% above the lender's index rate, as defined, is guaranteed by the two of the Company's stockholders and is collateralized by substantially all assets of the Company. The line of credit is due on demand.

(4)  Notes Payable to Affiliates

     In connection with the merger discussed in Note 1, $428,883 of members' equity belonging to one of the two members of Wrapsters, L.C. was converted into an unsecured promissory note in that amount. The note bears interests at 10% per year. Provisions in the promissory note state that the principal balance and all accrued interest must be repaid upon the earlier to occur of either August 20, 1999 or the receipt by the Company of any financing subsequent to the merger and the related stock sale described in Note 5 in the amount of at least $1,000,000. The principal balance is to be repaid at the option of the holder in either cash or the Company's registered common stock valued at the lesser of $1.00 per share or 80% of the market price of the Company's common stock at the time of conversion. If the Company does not repay this note by the maturity date, the interest rate converts to the maximum amount allowed by law in the state of Florida.

     The Company has issued a convertible secured note to one of its stockholders. This note allows the Company to borrow up to $150,000, bears interest at 7% per year and is collateralized by all assets of the Company not already encumbered by the note payable discussed in Note 3. The note plus all accrued interest are due May 31, 1999 and are payable at the holder's option in either cash or the Company's common stock valued at the lesser of $1.00 per share or 80% of the market price of the Company's common stock at the time of conversion. If the Company does not repay this note by the maturity date, the interest rate converts to 18% per year. At January 3, 1999, $84,000 was outstanding on this note. This note was not repaid at maturity (see note 9).

     As a condition of the convertible secured note, the President of the Company agreed to reduce the cash portion of his salary by one-half with the other half being taken in the form of an unsecured promissory note with the same terms and conditions as the convertible secured note, except for the lack of any security interest. At January 3, 1999, $8,993 was outstanding on this salary deferral note.

(5)  Capital Structure and Transactions

     As described in Note 1, Wrapsters, L.C. operated as a limited liability company prior to the merger with HAI. As such, Wrapsters, L.C. had no outstanding equity securities. Its equity was embodied in the members' equity account. Upon the merger, the members' equity interests were exchanged for 3,800,000 shares of the Company's common stock and for an unsecured promissory note.

     Simultaneous with the merger, the Company sold 3,800,000 shares of its common stock and 113,500 shares of Series B preferred stock ("Series B Preferred") to an affiliate for $1,000,000 less offering costs of $9,406. For accounting purposes, management has attributed all the proceeds to the Series B Preferred based upon the cumulative dividend rights, redemption and conversion features and the liquidation preference in the Series B Preferred and management's belief that the common stock essentially had no significant value at that time.

                                WRAPSTERS, INC.
                    Notes to Financial Statements, continued

(5)  Capital Structure and Transactions, continued

     The Series B Preferred pays cumulative dividends at a 10% annual rate based on the stock's face value of $10 per share. The Series B Preferred has a liquidation preference of $10 per share plus unpaid cumulative dividends and is nonvoting, except in limited situations. At the Company's option, the Series B Preferred can be redeemed in whole or in part at any time at $10 per share plus cumulative unpaid dividends. At the holder's option, the Series B Preferred can be converted at any time into publicly traded preferred stock issued by the Company at a conversion rate of one share of Series B Preferred for each share of publicly traded preferred stock. At January 3, 1999, dividends in arrears on this preferred stock totalled $97,952.

(6)  Stock Options and Warrants

     On September 3, 1998, the Company adopted the 1998 Stock Compensation Plan, which reserves an aggregate of 800,000 shares of the Company's common stock for issuance to certain officers, directors, employees and advisors in the form of either incentive stock options or non-qualified stock options, within certain limitations specified in the plan document. Options granted under this plan must be granted at a minimum of the fair market value at the date of grant and the Company can, in its discretion issue simultaneously alternative stock appreciation rights. In that case, the optionee can choose whether to exercise the option or the stock appreciation right. Options must be exercised within a period of no more than ten years from the plan's inception. During fiscal 1998, all options granted pursuant to this plan vested in no more than three years and are exercisable for a period of five years.

     The following summarizes stock option activity related to this plan through January 3, 1999:

                                                  Exercise
                                        Shares    Price

     Options granted                    157,500   $ 1.00
     Options canceled                     7,500     1.00

Options outstanding at January 3, 1999  150,000   $ 1.00

     At January 3, 1999, options on 136,668 shares were exercisable and all options had weighted average remaining contractual life of approximately four and two-thirds years.

     The Company accounts for stock options pursuant to Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, no compensation cost has been recognized in connection with these options. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") encourages, but does not require, entities to compute the fair value of options at the date of grant and to recognize such costs as compensation expense immediately if there is no vesting period or ratably over the vesting period of the options. The Company has chosen not to adopt the cost recognition principles of SFAS No. 123. Had compensation cost been determined based upon the fair value of the options at the grant dates consistent with the method of SFAS No. 123, the Company's net loss and loss per share would not have been effected to any measurable degree based on management's use of the minimum value method with the following weighted average grant date assumptions used for grants in 1998: fair value of the underlying stock of $0.01, dividend yield of 0%, risk free interest rate of 5.5% and an expected life of five years.

     All of these options will be terminated in connection with the NYB Foods, Inc. transaction discussed in note 9.

                                 WRAPSTERS, INC.
                    Notes to Financial Statements, continued

(7)  Commitments and Contingencies

     Leases

     The Company leases certain store locations and equipment pursuant to operating leases with initial terms ranging from three to five years, with renewal options of up to five years. Future minimum lease payments (which do not include amounts payable by the Company for maintenance costs, real estate taxes and insurance, or contingent rentals payable on a percentage of sales in excess of stipulated amounts for the store locations) under noncancelable operating leases, including leases on the three stores that were closed during 1998, at January 3, 1999 are as follows:

          Fiscal Year Ended
               1999                $ 149,000
               2000                  151,000
               2001                  113,000
               2002                   73,000
               2003                   47,000

     Total minimum lease payments  $ 533,000

     The Company incurred rent expense during fiscal 1998 of approximately $119,000.

     Employment Agreements

     Effective February 20, 1998, the Company entered into employment agreements with its president, its Board chairman, and its Board vice chairman. The employment agreements specified certain salaries and other benefits that would be paid in exchange for their services to the Company. The agreements were for one year terms and two of them expired in February 1999 and were not renewed; however, the Company is continuing to honor these agreements as though they had been renewed. The agreement with the vice chairman of the Board was modified on July 8, 1998 to become effective on the date that individual was able to bring to the Company financing of at least $750,000 and would then run for a term of three years from that date. The financing has not yet been received, so the term has not yet begun.

     These employment agreements will be terminated in connection with the NYB Foods, Inc. transaction discussed in Note 9.

     Litigation

     During 1998, the Company sold one franchise to an individual for a franchise fee of $50,000. A dispute subsequently arose and the individual filed suit against the Company in connection with that franchise. The Company is negotiating a settlement with that individual and believes it is probable that a settlement will be reached that will not involve any significant costs to the Company. The franchise fee has been deferred pending resolution of this matter.

     Litigation against the Company has commenced seeking eviction and possible monetary damages against the Company in connection with leases on two closed stores. Additionally, future similar litigation is possible in connection with leases on other closed stores. At this time, management cannot reasonably estimate any possible losses resulting from these matters.

     The 1998 financial statements do not include any loss provision in connection with the above matters.

     (8)  Going Concern Considerations

     At January 3, 1999, the Company had an accumulated deficit of $1,546,257, incurred a net loss during 1998 of $1,282,682, had negative cash flows from operations of $804,272 and had negative working capital of $841,232. Since that date, the Company has continued to loss money and has closed all but two of its stores (see Note 9). Management is negotiating with certain parties to merge the Company in an effort to strengthen its financial position and operations, and they believe the financing available to them from affiliates as well as negotiations with certain suppliers will enable the Company to continue operations until a transaction is consummated that will strengthen its financial position (see Note 9). The financial statements do not reflect any adjustments that may be necessary in the event the Company does not successfully consummate such a merger transaction.

                                 WRAPSTERS, INC.
                    Notes to Financial Statements, continued


     (9)  Subsequent Events

     During 1999, the Company closed its two Florida stores leaving only the two stores in Atlanta, Georgia in operation. The Company is also contemplating closing the two remaining stores.

     On August 31, 1999, the Company executed an Agreement and Plan of Reorganization with NYB Foods, Inc. ("NYB") and NYB Acquisitions Corp. ("Acquisitions") a newly formed, wholly owned subsidiary of the Company, whereby all 4,900,000 previously outstanding shares of NYB will be exchanged for $500,000 and 7,500,000 newly issued shares of the Company's common stock, and NYB will be merged with and into Acquisitions with Acquisitions being the surviving entity. In connection with this agreement, two of the Company's existing shareholders will surrender 1,250,000 shares of Company common stock they own to the Company. Additionally, all notes payable to affiliates will be converted to common stock of the Company at a rate of one share of common stock for each dollar of indebtedness or will be repaid in full, and all Series B preferred stock will be converted to the Company's common stock at a rate of three shares of common stock for each share of preferred stock. As a part of the merger, the Company will contribute $200,000 to Acquisitions for its working capital from a private placement to be closed simultaneously with the merger, and the Company will commit to raise an additional $1,000,000 of capital for working capital purposes within six months of the closing of this merger. This merger is expected to close during the fourth quarter of 1999.

              PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Colorado statutes and the Articles of Incorporation of the Issuer provide for indemnification of officers and directors and for limitation on their liability, as follows:

     Colorado Revised Statutes Section 7-108-401: General standards of conduct for directors and officers. (1) Each director shall discharge his or her duties as a director, including his or her duties as a member of a committee, and each officer with discretionary authority shall discharge his or her duties under that authority:

          (a)  In good faith;

          (b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

          (c) In a manner he or she reasonably believes to be in the best interests of the corporation.

     (2) In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented;

          (b) Legal counsel, a public accountant, or another person as to matters the director or officer reasonably believes are within such person's professional or expert competence; or

          (c) In the case of a director, a committee of the board or directors of which the director is not a member if the director reasonably believes the committee merits confidence.

     (3) A director or officer is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) of this section unwarranted.

     (4) A director or officer is not liable as such to the corporation or its shareholders for any action he or she takes or omits to take as a director or officer, as the case may be, if, in connection with such action or omission, he or she performed the duties of the position in compliance with this section.

     Colorado Revised Statutes Section 7-108-402:  Limitation of certain
liabilities of directors and officers. (1)   If so provided in the articles of
incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

     (2) No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that a director or officer may have. This subsection (2) shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

     Colorado Revised Statutes Section 7-108-403: Liability of directors for unlawful distributions. (1) A director who votes for or assents to a distribution made in violation of section 7-106-401 or the articles of incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating said section or the articles of incorporation if it is established that the director did not perform the director's duties in compliance with section 7-108-401. In any proceeding commenced under this section, a director shall have all of the defenses ordinarily available to a director.

     (2) A director held liable under subsection (1) of this section for an unlawful distribution is entitled to contribution:

          (a) From every other director who could be held liable under subsection (1) of this section for the unlawful distribution; and

          (b) From each shareholder who accepted the distribution knowing the distribution was made in violation of section 7-106-401 or the articles of incorporation, the amount of the contribution from such shareholder being the amount of the distribution to that shareholder that exceeds what could have been distributed to that shareholder without violating said section or the articles of incorporation.

     Colorado Revised Statutes Section 7-108-501: Conflicting interest transaction. (1)(a) As used in this section, "conflicting interest transaction" means any of the following:

               (i) A loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest;

               (ii) A guaranty by a corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or

               (iii) A contract or transaction between a corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest.

          (b) "Conflicting interest transaction" shall not include any transaction between a corporation and another entity that owns, directly or indirectly, all of the outstanding shares of the corporation or all of the outstanding shares or other equity interests of which are owned, directly or indirectly, by the corporation.

     (2) No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if:

          (a) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or
(b) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

          (c)  The conflicting interest transaction is fair to the corporation.

     (3) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies the conflicting interest transaction.

     (4) A board of directors or a committee thereof shall not authorize a loan, by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty, by the corporation of an obligation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, pursuant to paragraph (a) of subsection (2) of this section until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote therein if the issue of the loan or guaranty were submitted to a vote of the shareholders.

     Colorado Revised Statutes Section 7-109-102: Authority to indemnify directors. (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a)  The person conducted himself or herself in good faith; and

          (b)  The person reasonably believed:

               (i) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (ii) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Colorado Revised Statutes Section 7-109-103: Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     Colorado Revised Statutes Section 7-109-104: Advance of expenses to directors. (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     Colorado Revised Statutes Section 7-109-105: Court-ordered indemnification of directors. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory i ndemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Colorado Revised Statutes Section 7-109-106: Determination and authorization of indemnification of directors. (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     Colorado Revised Statutes Section 7-109-107: Indemnification of officers, employees, fiduciaries, and agents. (1) Unless otherwise provided in the articles of incorporation:

          (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     Colorado Revised Statutes Section 7-109-108: Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     Colorado Revised Statutes Section 7-109-109: Limitation on indemnification of directors. (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-1-1 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     Colorado Revised Statutes Section 7-109-110: Notice to shareholders of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     Article Seventh, Subsection (a), Articles of Incorporation: Conflicting Interest Transactions. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between a corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or
(B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (c) a conflicting interest transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

     Article Seventh, Subsection (b), Articles of Incorporation: Loans and Guaranties for the Benefit of Directors. Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph (b) are in addition to, and not in substitution for, the provisions of paragraph (a) of Article SEVENTH.

     Article Seventh, Subsection (c), Articles of Incorporation: The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

     Article Seventh, Subsection (d), Articles of Incorporation: Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration Statement Filing Fees      $  2,285.69
     State Registration Fees                 $  2,000.00
     Printing Costs                          $  2,500.00
     Legal Fees                              $ 15,000.00
     Accounting Fees                         $  7,500.00
     Listing Fees                            $  1,500.00

       RECENT SALES OF UNREGISTERED SECURITIES

     1. Prior to the acquisition of NYB Foods, Inc., in the merger with a wholly-owned subsidiary, Uptown issued 368,200 shares of common stock to five of its shareholders in connection with, and as consideration for, the shareholders making loans to Uptown. The following shares were issued on the dates indicated below:

     25,000 shares issued to Robert Rynarzewski on June 3, 1999;
     15,000 shares issued to Joseph Kostoff on June 3, 1999;
     25,000 shares issued to Stanley Morton on June 3, 1999;
     50,000 shares issued to Richard Wagner on June 3, 1999;
     190,000 shares issued to Santa Cruz Holdings, Inc., on June 23, 1999; 60,000 shares issued to Richard Wagner on September 14, 1999; and 3,200 shares issued to Robert Rynarzewski on September 14, 1999.

All the parties who received shares in the above transactions were shareholders of Uptown before the issuance of shares, and are all accredited investors. Therefore, the issuance of unregistered shares of common stock was exempt under
Section 4(6) of the Securities Act of 1933.

     2. In September of 1999, we sold 3,400,000 shares of our common stock for $850,000 to two shareholders, the Kazi Family Partnership, LP, and Dr. C.R. Joshi (each investor purchased 1,700,000 shares). Since the total offering price was less than $1,000,000, both offerees resided in California, and we had not raised capital in the past year under this exemption, the offering was exempt from registration under Regulation D, Rule 504, promulgated under Section 3(b) of the Securities Act of 1933.

     3. At approximately the same time as the above sales of common shares, we issued 3,000,000 warrants to purchase common stock to Mohamad Khalifa, a resident of the United Emirates Republic, for $200,000.00. Since the purchaser was a resident of a foreign country, the sale was exempt from registration pursuant to Regulation S.

     4. In early October, 1999, within two weeks of the above transactions, Uptown issued 7,500,000 unregistered shares of common stock and paid $500,000 for the acquisition of all the outstanding shares of NYB Foods, Inc., by one of its subsidiaries. At that time, Uptown had virtually no business, having previously closed all its Wrapsters restaurants, and the only assets it had consisted of the approximately $1,000,000 in cash received from the sale of common stock and warrants referred to above. Therefore, the "business" of Uptown would be the owning and operating of the NYB Foods subsidiary it was acquiring through merger. The five former NYB Foods shareholders were all sophisticated investors, had full access to all information they might request, acquired what amounted to controlling interest in Uptown, the offering was made only to the five NYB shareholders, and all share certificates issued bore restrictive legends. The individuals who received Uptown stock are:

          A. Robert D. Palmer, Jr., the founder and President of NYB Foods, and the new president and chairman of the board of directors of Uptown. Mr. Palmer has significant experience in financial and investment matters, having been the president of two publicly-traded companies, Grease Monkey and USA Fast Lube. In that connection, Mr. Palmer coordinated the legal disclosure and accounting process of registering shares of common stock, worked with the brokerage community in underwriting the offering, supervised the Securities Exchange Act of 1934 reporting, and negotiated the sale of controlling interest in each company.

          B. L. Bennett Berg was an original shareholder of NYB Foods, has been an owner of several businesses, and has consulted with numerous business owners concerning the structure, operations, financing and sale of their businesses. Mr. Berg has 25 years investing experience in both publicly-traded and closely-held business concerns.

          C. Gary Palmer has been an independent business man for 30 years, owning his own distributorship and manufacturer's representative firm. He is the brother of Robert Palmer, and has been privy to corporate operations and planning from inception. Mr. Palmer has 15 years experience in publicly-traded and closely-held business investing.

          D. Mary Jo Sheldon-DiVito is and accountant and attorney. Ms. Sheldon-DiVito was given access to any and all information concerning Uptown, and is a sophisticated investor since she is familiar with investments of the nature involved in this transaction and has substantial investment and business experience.

          E. Hank Rabin was given access to any and all information concerning Uptown, and is a sophisticated investor since he is familiar with investments of the nature involved in this transaction and has substantial investment and business experience.

Based on the limited nature of the offering, being offered to five individuals, all of who were shareholders of the company acquired in the merger, the availability to them of information concerning Uptown, restrictive legends being affixed to the share certificates, the experience of the investors with this particular company and investments of this nature, and the general sophistication of the former NYB Foods shareholders, this offering was exempt from registration under Section 4(2) of the Securities Act of 1933.

     5. There were certain other transactions that took place at the same time as the above-described merger and financings. These other transactions were contemplated as part of the over-all business combination and financing plan.

          A. Clyde E. Culp, III, a shareholder and former and present director of Uptown, was owed $428,883 under a promissory note. Mr. Culp exchanged that note for 428,883 shares of our common stock. Mr. Culp is an accredited investor, and therefore the offer and issuance of the shares to him was exempt from registration under Section 4(6) of the Securities Act of 1933.

          B. Santa Cruz Squeeze Holdings, Inc., a shareholder of Uptown, and the president of which is William Gallagher, a former director of Uptown and an individual who makes his living in the securities and investment industry, exhanged a promissory note in the principal amount of $109,000 for 109,000 shares of common stock. Santa Cruz is an accredited an accredited investor, and therefore the offer and issuance of the shares to it was exempt from registration under Section 4(6) of the Securities Act of 1933.

          C. Thirty individuals who owned shares of Series B Preferred stock in Uptown exchange their shares for common stock at the rate of three shares of common for each share of Series B Preferred. Since this transaction involved the exchange of one security for another from the same company, and no compensation was paid to anyone for soliciting the exchange, the transaction was exempt under
Section 3(a)(9) of the Securities Act of 1933. The individuals who exchanged shares of their Series B Preferred Stock for common stock are as follows:

          Name                Series B Shares     Common Stock Shares

          Diane/William Bennett    2,500               7,500
          Roger/Darcy Brooks       1,500               4,500
          Donald Clark             1,500               4,500
          John Cristakes           2,500               7,500
          Don Drews                4,000               12,000
          Frederick Garner         3,500               10,500
          Norman/Barbara Glutzer   2,500               7,500
          Jeffrey/Yolande Gottlieb 2,500               7,500
          Dr. Michael Grear        2,500               7,500
          Alan Haehle              1,000               3,000
          Michael Henry            500                 1,500
          Robert Henry             500                 1,500
          Charles Kuhter           1,000               3,000
          Dr. Ronald Lang          10,500              31,500
          Stanley Morton           2,500               7,500
          Thomas Murphy            1,000               3,000
          Lewis/Mimi Myers         1,500               4,500
          Margaret Sanderson       1,000               3,000
          Dieter Schulz            500                 1,500
          Santa Cruz Squeeze, Inc. 2,500               7,500
          Dr. Robert Stoltz        1,500               4,500
          William Throolin/
          Sharon Peterson          500                 1,500
          Thomas/Sandra Straetker  1,000               3,000
          Michael Tucker           2,500               7,500
          Bhagvan Vaghani          5,000               15,000
          Dru/Dana Vowell          1,000               3,000
          Kevin Vrba               500                 1,500
          Dr. Richard Wagner       53,500              160,500
          Scott Weber              500                 1,500
          Alan Wilson              1,000               3,000

          D. Five individuals and entities received shares of common stock and warrants as compensation for negotiating and coordinating the financing discussed above (the sale of the 3,400,000 shares of common stock for $850,000, and the sale of 3,000,000 common stock purchase warrants for $200,000). The recipients are as follows:

               (i) Mohamed Ghaus Khalifa received 201,250 shares of common stock and 144,000 common stock purchase warrants. Mr. Khalifa is a resident of the United Emirates Republic, and the issuance of shares and warrants to him are exempt under Regulation S. In addition, Mr. Khalifa has a net worth in excess of $1,000,000 and is therefore an accredited investor, exempting the issuance of 201,250 shares of common stock and 144,000 common stock purchase warrants under
Section 4(6) of the Securities Act of 1933.

               (ii) DSF Capital, Inc., is a corporation owned by David Fromer, an individual with ten years experience in the securities and investment industry, and whose net worth is in excess of $1,000,000. The issuance of 24,750 shares of common stock and 161,000 common stock purchase warrants to DSF Capital, Inc., is exempt from registration under Section 4(6), as the corporation's sole owner is an accredited investor.

               (iii) Bicoastal Associates, Inc., is a coporation whose three owners are all securities attorneys. Two of the three owners are accredited investors, having annual incomes in excess of $200,000. The third owner, while not accredited, is a sophisticated investor, as are the other two owners, having several years' experience in the practice of securities law. In addition, the contracts for the purchase of common stock and warrants by the Kazi Family Partnership, L.P., Dr. C.R. Joshi, and Mohamed Ghaus Khalifa were drafted by the owners. Therefore, issuance of 37,250 shares of common stock and 100,000 common stock purchase warrants to Bicoastal Associates, Inc., were exempt from registration under Section 4(2) of the Securities Act of 1933.

               (iv) Man Chu Chow was issued 6,250 shares of common stock and 30,000 common stock purchase warrants. Mr. Chow was given access to any and all information concerning Uptown, and is a sophisticated investor since he is familiar with investments of the nature involved in this transaction and has substantial investment and business experience. Therefore, the issuance of shares to him was exempt under Section 4(2) of the Securities Act of 1933.

               (v) Pacific Basin, LLC, was issued 50,000 common stock purchase warrants. Pacific Basin is a limited liability company owned y two individuals, both of whom are accredited investors. Therefore, the issuance of warrants to Pacific Basin, LLC, was exempt from registration under Section 4(6) of the Securities Act of 1933.

     6. Five individuals who had previously been issued common stock purchase warrants exercised them. Since these individuals were all security-holders of Uptown who exchanged their securities for another class of securities, and no compensation was paid to anyone for soliciting such exchange, the transactions were exempt from registration under Section 3(a)(10) of the Securities Act of 1933. The individuals who exercised their warrants at $.10 per share are as follows:

          Richard J. Babjak        3,813 shares of common stock
          Sean T, O'Keefe          21,000 shares of common stock
          Robert D. Yarosz         3,813 shares of common stock
          Anastasios Baharopoulos  3,000 shares of common stock
          John H. Mathues          14,124 shares of common stock

     7. In November of 1999, Uptown issued 600,000 shares of its common stock to 1 Potato 2, Inc., in exchange for the transfer of substantially all of 1 Potato 2's assets to one of Uptown's subsidiaries. 1 Potato 2, Inc., requested that 10% of those shares, or 60,000, be issued to Robert Blessing, an individual who acted as a finder, for services rendered. This transaction is exempt under
Section 4(2) of the Securities Act of 1933 due to the limited nature of the offering and the sophistication of the investors.

     1 Potato 2, Inc., is a Minnesota corporation. It acquired 600,000 shares of our common stock in exchange for substantially all its assets, and then instructed that 60,000 of those shares be issued to Robert Blessing, a business broker who assisted in arranging for the asset purchase transaction. 1 Potato 2 gave up substantially all its assets in exchange for a pormissory note and shares in Uptown, the company that subsequently owned, through a wholly-owned subsidiary, the 1 Potato 2 assets. 1 Potato 2 was given access to any and all information concerning Uptown, and is a sophisticated investor in the sense that its shareholders have owed and operated the same assets for several years prior to the asset purchase, and are familiar with investments of the nature involved in this transaction and have substantial investment and business experience. Robert Blessing was also given access to any and all information concerning Uptown that he requested, and is a sophisticated investor since he is familiar with investments of the nature involved in this transaction, having analyzed and brokered businesses for several years, and has substantial investment and business experience.

     8. On July 14, 2000, the Board of Directors issued 200,000 shares of common stock to Harold L. Kestenbaum, one of its directors, and 100,000 shares of common stock to R. Michael Jackson, its legal counsel. The shares were issued for services rendered by each, Mr. Kestenbaum for his service as Secretary of wholly-owned subsidiaries NYB Foods, Inc., and 1 Potato 2 Franchising Corp., and Mr. Jackson service as general, ltitgation and securities counsel. Both shareholders have extensive backgrounds in franchise food operations, investment in securities, both restricted and free-trading, of small-to-medium-sized companies, the share certificates bear a legend restricting transfer, and both have full knowledge of all aspects of Uptown. Therefore, the issuance was exempt from registration under Section 4(2) of the Securities Act of 1933.

                            EXHIBITS

1.   Plan of Merger
2.   Statement of Merger
3.   Agreement and Plan of Reorganization
4.   Asset Purchase Agreement
5.   Articles of Incorporation
6.   Articles of Amendment to Articles of Incorporation
7.   Articles of Amendment to Articles of Incorporation
8.   Bylaws
9.   Minutes of Board of Directors, January 28, 1998
10.  Promissory Notes held by Shareholders
11.  Opinion re: legality
12.  Voting Agreement
13.  Subsidiaries of the registrant
14.  Consent of experts and counsel
15.  Financial data schedule

                          UNDERTAKINGS

I. Amendment of Registration Statement. Uptown Restaurant Group, Inc., is registering securities under Rule 415 of the Securities Act of 1933 (Section
230.415 of Regulation S-B), and therefore, the Company hereby undertakes the following:

     (1) The Company will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, and increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To disclose the names any selling donees and pledgees.

     (2) The Company, for determining liability under the Securities Act, will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     (3) The Company will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

II. Indemnification. Uptown Restaurant Group, Inc., may request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, and therefore, the Issuer represents that, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Issuer pursuant to the foregoing provisions, or otherwise, the Issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Issuer of expenses incurred or paid by a director, officer or controlling person of the Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mesa, State of Arizona on October 17, 2000.

                 UPTOWN RESTAURANT GROUP, INC.

                                   ROBERT D. PALMER, JR.
                              By:  Robert D. Palmer, Jr.
                           Title:  President and
                                   Chairman of the Board

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


                         (Signature)
                         L. BENNETT BERG
                         (Title)        Director
                         (Date)         10/17/2000

                         (Signature)
                         WILLIAM G. NORTON
                         (Title)        Director
                         (Date)         10/17/2000

                         (Signature)
                         ROBERT D. PALMER, JR.
                         (Title)        Director
                         (Date)         10/17/2000

                         (Signature)
                         HAROLD L. KESTENBAUM
                         (Title)        Director
                         (Date)         10/17/2000

                         (Signature)
                         CLYDE E. CULP, III
                         (Title)        Director
                         (Date)         10/17/2000